CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.36

Amended and Restated

COMMERCIAL SUPPLY (MANUFACTURING

SERVICES) AGREEMENT

BETWEEN

CMC ICOS Biologics, Inc.

and

Portola Pharmaceuticals, Inc.

Commercial Supply Agreement	1

CONFIDENTIAL

CONTENTS

CONTENTS		2

1.	DEFINITIONS AND INTERPRETATION	4

2.	MANUFACTURING SUPPLY AND APPLICABLE STANDARDS	12

3.	CUSTOMER MATERIALS	15

4.	TIMELINE, SPECIFICATION AND PROJECT MANAGEMENT	16

5.	FORECASTS, ORDERS, MANUFACTURING CAPACITY AND FAILURE TO SUPPLY	18

6.	PACKAGING, DELIVERY, STORAGE AND EXAMINATION	20

7.	BATCH PRICE, PAYMENT TERMS AND RESERVATION PAYMENTS	23

8.	CUSTOMER AUDITS, REGULATORY INSPECTIONS & MATTERS	27

9.	WARRANTIES	30

10.	CONFIDENTIAL INFORMATION	32

11.	INTELLECTUAL PROPERTY	34

12.	INDEMNITIES AND LIABILITY	35

13.	PRODUCT RECALL	38

14.	TERM AND TERMINATION	39

15.	TECHNOLOGY TRANSFER	41

16.	FORCE MAJEURE	42

17.	APPLICABLE LAW, JURISDICTION AND DISPUTE RESOLUTION	43

18.	MISCELLANEOUS	44

APPENDIX ONE		51

APPENDIX TWO		52

APPENDIX THREE		53

APPENDIX FOUR		54

APPENDIX FIVE		55

APPENDIX Six		56

APPENDIX seven		57

APPENDIX eight		58

APPENDIX nine

APPENDIX TEN		59

Commercial Supply Agreement	2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

THIS Amended and Restated Commercial Supply (Manufacturing Services) Agreement (the “AGREEMENT”) is made effective on December 9, 2016 (the “Restatement Date”).

BETWEEN

(1)

CMC ICOS Biologics, Inc. duly incorporated under the laws of the state of Washington and having its principal place of business at 22021 20th Ave SE, Bothell, Washington, USA (hereinafter referred to as "CMC"); and,

(2)

Portola Pharmaceuticals, Inc.  duly incorporated under the laws of the State of Delaware and having its principal place of business at 270 East Grand Avenue, South San Francisco, CA 94080, USA (hereinafter referred to as "Customer" or “Portola”).

CMC and Customer may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

(A)	Customer is engaged in the discovery and development of new pharmaceutical candidates, including andexanet alfa (the “Product”);
(B)

Customer and CMC entered into a Commercial Supply (Manufacturing Services) Agreement (the “Original CSA”) on July 1, 2014 (the “Original Effective Date”) for the commercial development and manufacture of the Product, as well as a binding Term Sheet dated December 5, 2016 (the “Binding Term Sheet”); and

(C)

The Parties now wish to amend and restate the Original CSA in its entirety as set forth below and for this Agreement to supersede, restate and replace, as of the Restatement Date, the Original CSA and the Binding Term Sheet.

Commercial Supply Agreement	3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

NOW THEREFORE, THE PARTIES AGREE as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	For the purposes of this Agreement, the terms defined in this Section shall have the respective meanings set forth below:

"Affiliate"

means any company, partnership or other entity which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with a Party.  For the purpose of this definition control means the direct or indirect beneficial ownership of more than 50% of the voting share capital in such company, partnership or entity or the legal power to control the general management and policies of such company, partnership or entity;

"Agreement"	means this Agreement including all Appendices, as may be further amended by any future amendments to the foregoing made in accordance with this Agreement;

"Appendix" or "Appendices"	means one or more of the Appendices to this Agreement;

"Batch"

means the Product manufactured from harvesting a fermentation using the Cell Line at a specified operating scale that is processed through a single downstream purification into BDS according to the Master Batch Records and that is analytically tested according to the Specification that results in one (1) lot of BDS.  All references to Batches herein are to complete Batches and not to any partial Batches;

“Batch Price”	means the price payable for each Batch as initially described in the Appendix Two and as may be amended by agreement between the Parties or by operation of Section 6;

“Batch Record”	means the production record pertaining to a particular Batch filled out using the Master Batch Record as a template;

"Bulk Drug Substance” or “BDS"	means the Product in bulk, as expressed by the Cell Line and harvested and purified in bulk from a fermentation run pursuant to the applicable Process;

"Business Day"	means any day which is not a Saturday, a Sunday or a public holiday in Seattle, Washington or San Francisco, California;

“Calendar Day”	means any day;

“Calendar Quarter”	means a 3-month period beginning on January 1, April 1, July 1, or October 1 of each year;

Commercial Supply Agreement	4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

“Campaign”	means a series of Batches manufactured consecutively in accordance with the Process;

"Cell Line"	means the mammalian cell line expressing a recombinant Factor X analog coded as PRT064445;

"Certificate of Analysis"

means CMC’s standard form certificate of analysis customized for the Product and agreed to by the Parties showing data and results to determine whether the Product meets the Specifications and such other criteria as identified on the certificate;

“Certificate of Compliance”

means CMC’s standard form certificate of compliance customized for the Product and agreed to by the Parties confirming that Product to which the certificate relates was manufactured in compliance with the requirement of the Specification, the Commercial Quality Agreement and all applicable laws and regulations, including cGMP;

"cGMP"

means all the then-current applicable standards for the manufacture of pharmaceutical products, pursuant to (a) the FD&C Act; (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211), as well as applicable guidance published by the FDA; (c) the EU good manufacturing practices set forth in the European Community directives 2003/94 EC 2001/83/EC as amended by 2004/27/EC and all relevant implementations of such directives and all relevant principles and guidelines including ICH Tripartite Guidance Q7A and Volume 4 of the Rules Governing Medicinal Products in the European Union: Medicinal Products for Human and Veterinary Use; (d) applicable quality guidelines promulgated under the International Conference on Harmonization (ICH); (e) the Ministry of Health Labor and Welfare GMP/GQP ordinances and accompanying regulations in Japan; and (f) all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing;

“Change of Control”

means, in relation to a corporate body, the occurrence of an event or circumstance where a person or group (as such term is defined in the Securities Exchange Act of 1934, as amended) who is not presently able to do any of the following things becomes able to do one of the following things (whether directly or indirectly or through one or more intervening persons, companies or trusts):

(a) control the composition of more than one half of the body's board of directors;
(b) be in a position to cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of the members of the body; or

Commercial Supply Agreement	5

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

(c) hold or have a beneficial interest in more than one half of the issued share capital of the body;

"CMC Facility"	means CMC's cGMP compliant facility at Bothell, Washington known as the PF2 facility (the “PF2 Facility”), which incorporates Line A and Line B 2500 liter tanks;

"CMC Intellectual Property Rights"	means CMC Patents and CMC Know-How;

"CMC Know-How"

means all information, techniques, processes, protocols, assays, analytics, data, results and other technical information owned or controlled by CMC or any of its Affiliates as of the Original Effective Date or at any time during the Term that are not of general public knowledge and that relate to the manufacturing of the Product under this Agreement by CMC;

“CMC Patents”

means all patents and patent applications owned or controlled by CMC or any of its Affiliates as of the Original Effective Date or at any time during the Term that cover (a) the manufacturing of the Product under this Agreement and/or (b) the process, assays, analytics and/or other technical information in connection therewith;

“CMC Release”	means completion of a Certificate of Analysis and Certificate of Compliance for a Batch made by CMC under the terms of this Agreement;

"Commercial Quality Agreement" (QAg)”	means the agreement between the Parties defining the quality responsibilities, including cGMP standards, regarding the performance of the Services;

"Confidential Information"

means all proprietary information disclosed by, or on behalf of, the Disclosing Party to Recipient Party (each as defined in Section 10.1) relating to this Agreement and is either (a) identified as “confidential” at the time of disclosure or (b) the type of information ordinarily identified as confidential, and includes:

(i) information disclosed in writing, orally or by any other means;

(ii) information disclosed before, after or on the date of this Agreement; and

(iii)    information relating to the Disclosing Party’s operations, processes, plans, intentions, production information, know how, data, formulae, expertise, methodology, drawings, specifications, design rights, trade secrets, market opportunities and business affairs, and any new and novel combinations thereof,

Commercial Supply Agreement	6

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

the confidentiality and use of which is governed according to the provisions of Section 10.

The terms of this Agreement, the Existing Agreement and the Commercial Quality Agreement shall be deemed both Parties’ Confidential Information; and

All Process documentation, Specifications, Master Batch Record, Batch Records, issued Certificate of Analysis, Certificate of Compliance, Product-specific SOPs, and Drug History Record shall be deemed Customer’s Confidential Information.  All Process documentation, Master Batch Records, Batch Records, and Product-specific SOPs shall also be deemed CMC’s Confidential Information.

“Consultant”	has the meaning in Section 2.10.12.

“CRL Deliverables”	has the meaning in Section 7.10(b)(ii);

“CRL Services”	has the meaning in Section 7.10(b)(ii);

"Customer Intellectual Property Rights"	means Customer Patents and Customer Know-How;

"Customer Know-How"

means all information, techniques, processes, protocols, assays, analytics, data, results and other technical information owned or controlled by Customer that are necessary or reasonably useful in connection with the Cell Line, Customer Materials or Process which is not known to CMC or of general public knowledge;

“Customer Patents”	means all patents and patent applications owned or controlled by Customer that cover the Cell Line, Customer Materials or the Process;

"Customer Materials"

means the Cell Line, vectors, plasmids and any and all other materials and equipment supplied or made available to CMC by or on behalf of Customer including, without limitation, those described in a Work Document and resins purchased by CMC for the Services (subject to any sums due to CMC for such resins);

"Deliverables"

Means: (a) the data, results, reports and materials generated from the performance of the Services including Drug History Record and Product; and (b) other data, results, reports and materials required to be delivered under the Work Orders, including the CRL Deliverables and the Next Gen Deliverables;

Commercial Supply Agreement	7

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

"Defect"	has the meaning in Section 6.12;

"Defect Notice"	has the meaning in Section 6.12;

“Delivery”	has the meaning set out in Section 6.9;

“Drug History Record”

means all lot disposition documentation relevant to a cGMP Batch to be provided to Customer with the Product from that cGMP Batch as described in a Work Document, including but not limited to Batch Records, Certificates of Analysis, Certificate of Compliance and analytical (raw) data.  CMC shall be the sole owner of all such documentation;

“EMA”	means European Medicines Agency, or its successor agency;

"Exceptional Batches"	has the meaning in Section 5.4;

"FDA”	means the United States Food and Drug Administration, or its successor agency;

“Firm Order”	has the meaning set out in Section 5.3;

“Force Majeure Event”

means any cause beyond the reasonable control of the applicable Party, including, but not limited to, fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labour disturbances, other substantial similar acts of nature, omissions or delays in acting by any administrative authority, government agency or other Party;

“Fundamental Change”	means [*] or [*].

"Group"	means, in respect of the relevant Party, its Affiliates and holding companies and the Affiliates of those holding companies;

"Joint Steering Committee”	has the meaning set out in Section 4.10;

“Existing Agreement"	means the Development and Manufacturing Services Agreement by and between CMC and Customer, effective 18 March 2010;

“Latent Defect”	means a Defect in the BDS which cannot be ascertained during visual inspection of the BDS or review of the Batch Records;

Commercial Supply Agreement	8

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

“Master Batch Record”	means the formal set of instructions for production of the Product approved by Customer, which shall be owned by CMC;

“Next Gen Deliverables”	has the meaning set forth in Section 7.10(b)(ii).

“Next Gen Improvement”	means an improved manufacturing process for the Product intended to improve the gross margin of the Product, sometimes referred to as Gen 2;

“Next Gen Improvement Services”	has the meaning set forth in Section 7.10(b)(ii);

“Non-Fault Date”	has the meaning set forth in Section 7.10(b)(iii);

"Non-Fault Delays"	has the meaning set out in Section 4.1;

"Objective"	means the desired outcome of the Services as described in a Work Document;

“Original Effective Date”	has the meaning in the recitals;

"Permitted Recipients"

means (a) the directors, officers, employees, Testing Laboratories or professional advisers of a Party or any its Affiliates who are required, on a strict need to know basis, in the course of their duties to receive and consider the Confidential Information for the purpose of enabling the relevant Party to perform its obligations under this Agreement; and (b) any actual and/or potential investors, collaborators, and/or acquirors of a Party of any of its Affiliates; provided that in each case of (a) and (b), such persons are under obligations of confidence no less onerous than those set out in Section 10 imposed on the recipient Party.

"PF2 Batches"	means Batches to be manufactured at the PF2 Facility (i.e., line A or line B);

“PF2 BLA”	Chemistry, Manufacture and Control section for the PF2 Facility in the BLA for the Product (the “PF2 BLA”).

“PIP”	means person-in-plant;

"Process"	means the method for manufacture, harvesting and purification of the Product as defined in the Master Batch Records approved by Customer;

"Product"	means Customer’s proprietary biologics known as andexanet alfa manufactured in Batch form as Bulk Drug Substance;

Commercial Supply Agreement	9

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

"Project Manager”	has the meaning set out in Section 4.10;

"Project Team"	has the meaning set out in Section 4.11;

"Raw Materials"

means media, resins, catalysts, solvents, filters, membranes, disposable analytical test kits, disposable bags, and other items consumed for the manufacture of Products in accordance with this Agreement as well as any subcontracted analytical testing of the Products performed by Testing Laboratories during the performance of the Services,

“Recall”

means any action to withdraw from supply or distribution or to recover title to or possession of quantities of Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Product from the market or correction) or the detention or destruction of any Product by any regulatory authorities;

“Regulatory Obligations"	means those mandatory regulatory requirements applicable to the manufacture of cGMP Product for human use in Europe, the United States of America or Japan;

“Remaining Pre-Payment”	has the meaning in Section 7.10(a).

"Services"	means, collectively, any or all parts of the development and manufacturing services to be conducted by CMC as fully described in this Agreement or a Work Document;

"Shipping Guidelines"	means storage and transport guidelines according to the Commercial Quality Agreement in relation to the Product, which shall be owned by Customer and deemed Customer’s Confidential Information;

“Slot”	means, in respect of the CMC Facilities, the period of time such suite is reserved in preparation for and the performance of a Batch under this Agreement;

"Specification"

means the specification for the Product as defined in cGMP documentation or as may otherwise be agreed between the Parties, set forth in Appendix One, a Work Document, or modified in accordance with Section 4.8 which includes (i) physical and analytical testing and release requirements for BDS and Raw Materials, (ii) manufacturing, testing and packaging instructions for Product in accordance with the Process, (iii) storage and shipping requirements, and (iv) any other technical information necessary to manufacture a Batch;

Commercial Supply Agreement	10

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

"Standard"	means the reasonable professional standards and endeavours generally expected of a professional contract manufacturing organization;

"Standard Operating Procedures" or "SOPs"	means the standard operating procedures of CMC which define CMC's methods of performing activities applicable to the Services;

“Term”	means the term as defined in Section 14.1;

"Testing Laboratories"

means any third party instructed by CMC to carry out tests on the Cell Line, Raw Materials, Customer Materials, BDS and/or Product pursuant to and in connection with the performance of the Services, either (a) as set forth on Appendix Six hereto or (b) with the Customer’s prior written consent, which consent shall not be unreasonably withheld or delayed;

“Timeline”	means the dates for delivery of Product as set out in an Work Document or a Firm Order;

“Work Document”	means the Work Statement and Work Orders;

“Work Statement”

Means the Process Validation work known as the Core Validation and Supporting Validation Activities including Process Characterization, Phase III Clinical Manufacturing, Cleaning Validation, Mixing Validation and Process Validation of the process intended for Commercial Production of Customer’s PRM-151 which will be incorporated into this Agreement through the work statement described in Section 2.6.

“Work Order”	has the meaning set out in Section 2.7.

“[*]”	means: (a) [*] that result in [*] due to [*]; (b) [*]; and/or (c) [*].
1.2	In this Agreement (except where the context otherwise requires):
1.2.1

any reference to a recital, section or appendix is to the relevant recital, section or appendix of or to this Agreement and any reference to a sub-section or paragraph is to the relevant sub-section or paragraph of the section or appendix in which it appears;

1.2.2	the table of contents and section headings are included for convenience only and shall not affect the interpretation of this Agreement;
1.2.3	use of the singular includes the plural and vice versa and use of any gender includes the other genders;
1.2.4

any reference to "persons" includes natural persons, firms, partnerships, companies, corporations, associations, organizations, governments, states, governmental or state agencies, foundations and trusts (in each case whether or

Commercial Supply Agreement	11

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);
1.2.5

a reference to a "Party" is a reference to a party to this Agreement and a reference to a "Party" includes a reference to that Party's successors in title, permitted assignees and transferees (if any) and in the case of an individual, to his or her estate and personal representatives;

1.2.6	a reference to "writing" does not include email, unless the Party receiving such email confirms the receipt of such email (which confirmation may be by email as well);
1.2.7

any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3	The Appendices form an integral part of this Agreement shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Appendices.
1.4

Where the is any inconsistency between the Appendices and the main body of this Agreement, the conflicting terms of the main body of this Agreement shall, unless expressly specified to the contrary, prevail.

2.	MANUFACTURING SUPPLY AND APPLICABLE STANDARDS
2.1

During the Term CMC shall manufacture the Product in the quantity of Batches that are the subject of a Purchase Order pursuant to the forecast mechanism set out in Section 5 and in accordance with the terms, standards, Specifications, Timeline and requirements set out in this Agreement.  Customer shall purchase from CMC the Product in the quantity of Batches in accordance with the terms of this Agreement.

Performance Standards

2.2	CMC shall act diligently and shall apply the Standard in its performance of the Services and discharge of its obligations under this Agreement to undertake the Services.
2.3

Under the Original CSA, the Parties have agreed upon a Commercial Quality Agreement and the forms of Certificate of Analysis and Certificate of Compliance, which shall continue to apply to the Services to be performed under this Agreement, unless otherwise agreed by the Parties in writing.

2.4

CMC shall perform the Services in compliance with all applicable laws and regulations, including the applicable Regulatory Obligations and FDA guidelines. Without limiting the foregoing, where the relevant stage of the Services defines the performance of that stage to be in accordance with cGMP standards, then CMC shall comply with the applicable cGMP criteria for the performance of that stage and shall obtain the validation of the CMC Facilities to do so in accordance with the Work Statement.  Where applicable CMC shall comply with the obligatory requirements stipulated in the International Conference on Harmonisation guidelines on quality.  CMC shall be solely responsible for the maintenance and storage of the Raw Materials and any Customer Materials (including the Cell Banks) under appropriate conditions in compliance with cGMP requirements, and for the qualification of the Raw Materials and any Customer Materials prior to their use in

Commercial Supply Agreement	12

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

the manufacturing process, in accordance with the Commercial Quality Agreement, Master Batch Record, SOPs, and the Specifications.  CMC shall retain and store samples of all cGMP Product released by CMC's quality department with a Certificate of Analysis and a Certificate of Compliance under this Agreement under appropriate conditions and for such period as may be required by applicable Regulatory Obligations, which in the absence of a definitive time period shall be [*].  If the Parties agree, CMC shall retain such samples for a longer period at the Customer's cost.

Third Party Testing Laboratories

2.5

CMC may subcontract to its Affiliates, any Testing Laboratory or, with the prior written consent of Customer, any other third party; provided that CMC may not change the subcontracted party nor introduce a new subcontracted part(s) of the Services which may require Customer to update or amend any regulatory filings for the Product; provided further that, in any case CMC shall remain responsible for the activities of the subcontractor to whom that part(s) of the Services is subcontracted and shall enter into written agreement with such subcontractor and ensure that such subcontractor complies with the obligations under this Agreement applicable to such subcontractor’s activities (including without limitation confidentiality and non-use obligations, intellectual property assignment obligations, compliance and quality-related obligations and record keeping obligations and permission for access for audit by Customer).

Totality of Services

2.6

The Parties’ respective rights and obligations with respect to all Work Orders shall be governed by the Existing Agreement prior to the Original Effective Date, and governed by the Original CSA on and after the Original Effective Date but before the Restatement Date (as amended by the Binding Term Sheet between December 5, 2016 and the Restatement Date), and governed by this Agreement on and after the Restatement Date.  Unless otherwise agreed in writing by the Parties, the Existing Agreement shall apply to all Batches and related services completed before the Original Effective Date, and the Original CSA shall apply to all other Batches and related services between the Original Effective Date and Restatement Date (as amended by the Binding Term Sheet between December 5, 2016 and the Restatement Date), and this Agreement shall apply to all other Batches and related services after the Restatement Date.  The Parties acknowledge that the Services under the Original CSA and this Agreement include the Work Statements that have been incorporated into this Agreement after the Original Effective Date or are agreed after the Restatement Date.  The Work Statement will cover core validation activities, supporting validation studies, the CRL Services and Next Gen Improvement Services.  The Work Statement will not be effective unless and until it has been agreed to and signed by authorized representatives of both Parties.

2.7

Additional Services and Work Orders.  In addition to the Services described in the Work Statement, from time to time, Customer may wish to engage CMC to perform additional Services for Customer.  Such additional Services will be set forth in a work order(s) (the “Work Order”).  Portola intends to [*] the Gen1 Product [*].  CMC agrees to dedicate a commercially reasonable level of resources in order to provide services to support the [*] of the Gen1 Product [*] under this Agreement, and that such services will be set forth in Work Orders in compliance with this Agreement at market rates for development services. Each Work Order will be appended to this Agreement and will set forth the material terms for the project, and may include the scope of work, specified Services, Specifications, deliverables, timelines, milestones (if any), quantity, budget, payment schedule (including the application of any Remaining Pre-payment credit to the payment as set forth in Section 7.10, if applicable) and such other details and special arrangements as are agreed to by the Parties with respect to the activities to be

Commercial Supply Agreement	13

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

performed under such Work Order.  No Work Order will be effective unless and until it has been agreed to and signed by authorized representatives of both Parties.  Documents relating to the relevant project, including without limitation Specifications, proposals, quotations and any other relevant documentation, will be attachments to the applicable Work Order and incorporated in the Work Order by reference.  Each fully signed Work Order will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement.  CMC will perform the Services specified in each fully signed Work Order, as amended by any applicable Change Order(s), and in accordance with the terms and conditions of such Work Order and this Agreement.  Notwithstanding the foregoing, except as specifically provided in this Agreement, nothing in this Agreement will obligate either Party to enter into any Work Order under this Agreement.  As of the Restatement Date, a list of the existing Work Orders are set forth in Appendix 5.  As of the Restatement Date, the Parties are finalizing the Work Orders pertaining to the CRL Services and the Next Gen Improvement Services.  Once finalized, such Work Orders shall become the new Appendix 8 and Appendix 9 and replace the content of Appendix 8 and Appendix 9 as of the Restatement Date.

2.8

Changes to Work Orders.  If the scope of work of the Work Statement or a Work Order changes then the Work Statement or applicable Work Order may be amended as provided in this Section 2.8.  If a required modification to the Work Statement or a Work Order is identified by Customer, or by CMC, the identifying Party will notify the other Party in writing as soon as reasonably possible.  CMC will provide Customer with a change order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Work Statement or Work Order (“Change Order”) and will use reasonable efforts to do so within [*] Business Days of receiving or providing such notice, as the case may be.  No Change Order will be effective unless and until it has been signed by authorized representatives of both parties.  If Customer does not approve such Change Order, and has not terminated the Work Statement or Work Order, but requests the Work Statement or Work Order to be amended to take into account the modification, then the parties will use reasonable efforts to agree on a Change Order that is mutually acceptable.  If practicable and permitted under applicable law, CMC will continue to work on the existing Work Statement or Work Order during any such negotiations, provided such efforts would facilitate the completion of the work envisioned in the proposed Change Order, but will not commence work in accordance with the Change Order until it is authorized in writing by Portola.

2.9

CRL Services and Next Gen Improvement Services.  CMC shall perform the CRL Services and Next Gen Improvement Services in a timely and professional matter, in accordance with the terms and conditions of this Agreement (including Appendix 8 and Appendix 9) and in compliance with all applicable laws and regulations.  CMC shall deliver to Customer the Deliverables for such Services (including the CRL Deliverables and Next Gen Deliverables) as set forth in Appendix 8 and Appendix 9.  Customer shall have the right to reject such Deliverables by written notice to CMC within [*] days after receiving the Deliverables if they do not meet the requirements set forth in Appendix 8 or Appendix 9.  In the event CMC disputes any such rejection, it shall notify Customer in writing, and such dispute shall be resolved in accordance with Section 17.

2.10

Additional Customer Oversight.  After the Restatement Date, the CMC’s performance of the Services under this Agreement shall be subject to additional oversight by Customer and performance and compliance metrics, as set forth below:

2.10.1	Customer shall have the right to [*] oversee CMC’s performance, upon written notice to CMC;

Commercial Supply Agreement	14

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

2.10.2	Customer shall have the right to add [*] (who shall be [*]);
2.10.3	The Joint Steering Committee shall track CMC’s performance and progress on detailed deliverables (including the CRL Deliverables) and performance metrics, as set forth in Appendices 8, 9 and 10.
2.10.4

CMC shall add [*], [*], and [*], in each case solely dedicated to the Product until CMC has completed the CRL Services and the Next Gen Improvement Services and delivered to Customer the CRL Deliverables and Next Gen Deliverables.  Such additional personnel shall be [*], provided that [*];

2.10.5	Customer shall have the right to add [*] (who shall be [*]) to support continuous oversight of [*];
2.10.6	CMC or Customer shall add [*] to help [*] and help trouble shoot issues as they arise (and such [*]);
2.10.7	CMC shall ensure that [*], and shall [*]; CMC shall also [*];
2.10.8	CMC shall ensure that [*], including [*] and CMC shall provide [*]. CMC shall [*];
2.10.9	Customer’s PIP shall also have the right to participate in [*] related to the Product;
2.10.10	CMC shall improve [*], including by implementing the following as of the Restatement Date and maintaining the following throughout the Term: [*]; and
2.10.11

CMC shall assign discrete inventory part numbers to Portola owned resins upon receipt at CMC facilities, and shall provide reports upon request of Portola inventory stored at CMC facilities.  Such resins shall be used only for the manufacture of Products or the performance of Services hereunder.

2.10.12	Until the earlier to occur of [*] and [*], [*] shall: (a) [*]; (b) [*]; and (c) [*]
2.10.13

The PIPs, QA/PIPs and the Consultant shall be subject to the requirements of Section 8.5.1.  Portola shall maintain written confidentiality agreements with such PIPs, QA/PIPs and the Consultant, in each case who are not Portola employees, that require such individuals to protect the confidentiality of CMC’s Confidential Information, and CMC shall be a third party beneficiary of such confidentiality agreements.

3.	CUSTOMER MATERIALS

The resins purchased by CMC for the Services will be the property of the Customer and deemed Customer Materials, subject to any sums due to CMC for such resins.  CMC shall maintain at least [*] (i.e., at least [*]) on hand at all times. All other Raw Materials purchased by CMC for the Services will be the property of CMC. CMC shall be solely responsible for the maintenance and storage of the Raw Materials and any Customer Materials (including the Cell Banks) under appropriate conditions in compliance with cGMP requirements, and for the qualification of the Raw Materials and any Customer Materials prior to their use in the manufacturing process, in accordance with the Commercial Quality Agreement, Master Batch Record, SOPs, and the Specifications.

Commercial Supply Agreement	15

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

4.	TIMELINE, SPECIFICATION AND PROJECT MANAGEMENT

Timeline

4.1

CMC shall use commercially reasonable efforts to meet the Timeline set forth in each Work Document (including the timelines set forth in Appendix 8 and Appendix 9 for CRL Services and Next Gen Improvement Services) or Firm Order as well as the Timeline set forth in Appendix Four.  Notwithstanding that obligation, the Parties acknowledge and agree that the Timeline may be varied as agreed by CMC and the Customer in order to accommodate delays or changes caused by or contributed to by (i) actions or omissions of the Customer (or its agents); (ii) additional activities added to the Services; (iii) CMC’s inability to procure Raw Materials despite its using the Standard to mitigate or minimize the possibility of such shortfall (through establishing secondary sources, stockpiling, adding lead time and the like), and/or (iv) Force Majeure Events (collectively, "Non-Fault Delays").

4.2

CMC shall inform Customer in writing immediately ([*]) of any anticipated delays of more than [*] Calendar Days in the delivery of any Deliverables (including the CRL Deliverables and the final shipment of any Batch), including Non-Fault Delays that it determines in good faith are likely to occur. CMC shall use commercially reasonable efforts to mitigate and minimize any such anticipated or actual delays, including by increasing manufacturing activities in the CMC Facility.  If necessary, CMC shall update the Timeline as agreed with the Customer and, shall endeavour to keep the revised Timeline as close as possible to the Timeline in its form as it existed immediately prior to the Non-Fault Delays.

4.3	Notwithstanding Sections 18.5 and 18.6, the Timeline may be amended by agreement between CMC and Customer provided that the revised Timeline is set out in writing and agreed by the Project Team.
4.4

Where the Timeline has been amended in accordance with this Section 4, it shall be automatically binding upon the Parties.  CMC shall keep Customer updated as to the current Timeline on a reasonable frequency.  Customer may at any time on a reasonable basis request an update on performance of the Service against the current Timeline.

4.5	[Intentionally Omitted.]
4.6

Expansion Facility.  The Parties mutually agree to terminate all right, obligations and liabilities of the Parties set forth in the Original CSA with respect to the Expansion Facility (as defined in the Original CSA) (Line C), including any Work Orders and Purchase Orders pertaining thereto.

Specification & Quantities

4.7	CMC shall manufacture Product to meet Specification.
4.8

The Parties agree that the Specification may be modified and updated by the Parties if agreed to by the Project Team in writing and signed by an authorized Representative of both Parties, and neither Party shall unreasonably withhold, delay or condition its agreement to the extent any modification or update is required to meet Regulatory Obligations. For the avoidance of doubt, Product Specifications are expected to be revised prior to process validation runs, and may be further revised prior to or during the regulatory approval process, or during routine commercial manufacturing.  Revisions will be based on manufacturing history, assay history, assay changes and updates, process

Commercial Supply Agreement	16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

and product knowledge and regulatory requirements.  If changes to the Specification result in a material increase or decrease in costs for CMC, the Batch Price will be increased or decreased for the applicable increase or decrease in cost.

4.9	The Parties have agreed to the yield range [*] as set forth in Appendix Three (each, a “Batch Yield Range”). For clarity, the Parties acknowledge that [*].

Project Manager, Joint Steering Committee and Project Team

4.10

Under the Original CSA, each Party has appointed an individual as a project leader ("Project Manager") and the Parties also established a joint steering committee ("Joint Steering Committee"), composed of two or three of each Party’s senior executives (each a "Committee Member"), one of whom (for each Party) may be a Project Manager. The Project Managers and Joint Steering Committee shall continue to have the respective responsibility for leading and coordinating the day to day operation of the Services, and providing leadership and strategic oversight of the Services governed by this Agreement.

4.11

Separate from the Joint Steering Committee, the Parties shall each name and notify the other of representatives (“Representatives”) who shall form a project team (the “Project Team”) that will be responsible for the day to day performance of the Services including planning, executing and discussing issues regarding the Timeline, the Services and communicating between the Parties.  Any disputes or issues that cannot be readily resolved by the Project Team shall be referred to the Joint Steering Committee for resolution.

4.12

Each Party's Project Manager shall, subject to the oversight of the Joint Steering Committee, (i) manage the relationship between the Parties, (ii) oversee the performance of the Services and the activities of the Project Team, (iii) undertake actions delegated to them by the Joint Steering Committee and (iv) be the principal point of contact for the Services.  The Project Managers shall meet upon reasonable request either in person or by telephone or video conference and each Party shall bear its own costs for attending such meetings.

4.13

The Joint Steering Committee shall be responsible for (i) making decisions regarding issues outside the scope of the Project Team or Project Managers, (ii) reviewing the decisions of the Project Team and/or Project Managers, (iii) providing a forum for the Parties to exchange information and coordinate their respective activities regarding the Services, (iv) providing a forum to discuss any technical difficulties or changes to Services or Batch Price triggered by a change to the Services or in accordance with Section 7.3 as well as resolving any disputes or disagreements before escalation to the dispute resolution provided for in Section 17, and (v) ensure that intent of this Agreement is maintained throughout the Term  The Joint Steering Committee shall meet [*] during the Term.

4.14

The Representatives shall schedule [*] Project Team meetings for the purpose of overcoming any issues with delivery of Product or the performance of all other aspects of the Services and providing an initial forum for discussing and resolving any difficulties or hurdles encountered in the performance of the Services. Such meetings shall be conducted by telephone conference or, if necessary, by face-to-face meetings, and may be held more frequently if particular difficulties arise which dictate the need for more frequent meetings.  Each Party shall be responsible for their own costs in attending and conducting the Project Team meetings.

Commercial Supply Agreement	17

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

4.15

Any decision by the Project Team, the Project Managers or Joint Steering Committee which has the effect of amending the Services in any way must, before it becomes binding, be recorded in writing and signed by both Parties in accordance with Section 18.5 and 18.6.

4.16

(a) After the end of each calendar month, as soon as it is available but in any event within [*] days after the end of each calendar month, CMC shall provide to Customer [*], and [*], consisting of [*].

(b) After the end of each calendar quarter, as soon as it is available but in any event within [*] days after the end of each calendar quarter, CMC shall provide to Customer a certificate signed by an officer of CMC certifying that CMC is in compliance with [*], as [*] (provided that [*] shall be [*]), under the [*] and [*].

(c) After the end of each calendar year, as soon as it is available but in any event within [*] days after the end of each calendar year, CMC shall provide to Customer [*], and [*].

(d) With respect to the deliverables referenced in sections (a) through (c) hereto, (i) CMC shall have the right to [*] from such deliverables and any [*] that CMC is obligated to keep confidential and not disclose and (ii) Customer shall be subject to and comply with any additional confidentiality obligations that CMC owes to third parties with respect to third party information contained in such deliverables that CMC is allowed to disclose subject to such obligations of confidentiality if CMC specifies such obligations to Customer with respect to the information.

4.17

Portola shall provide CMC periodic updates (no less often than monthly) regarding its application for FDA approval of the Product manufactured by means of the Gen1 Process, including an update regarding FDA communications until FDA approval is received.

5.	FORECASTS, ORDERS, MANUFACTURING CAPACITY AND FAILURE TO SUPPLY

Batch Commitment

5.1

(a) 2017 Batches.   Within [*] days after the Restatement Date, Customer shall submit a written or electronic purchase order (the “Purchase Order”) for [*] PF2 Batches for production between [*], 2017 and [*], 2017 (the “2017 Batches”).

(b) 2018 Batches.  Upon successful delivery by CMC of all CRL Deliverables, Customer shall submit a Purchase Order for [*] PF2 Batches for production between [*], 2018 and [*], 2018 (the “2018 Batches”).  Customer shall pay to CMC a reservation fee (i.e., the First Payment set forth in Appendix 2) of [*] within [*] days after the receipt of an invoice from CMC (which invoice may be submitted after the successful delivery of all CRL Deliverables), and such reservation fee shall be fully creditable toward the Batch Price for the 2018 Batches.  Notwithstanding anything to the contrary herein, the Purchase Orders for 2018 Batches shall not become Firm Order, unless and until Customer reconfirms such Purchase Order by [*].  In the event that Customer does not reconfirm the Purchase Order for any 2018 Batch by [*], such Purchase Order shall become void, the reservation of slots for such 2018 Batch shall terminate, and Customer shall have no further payment obligations to CMC [*].

(c) Existing Orders.  All Purchase Orders submitted by Customer before the Restatement Date for production between [*], 2016 and [*], 2016 shall remain in full force and effect

Commercial Supply Agreement	18

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

(the “2016 Batches”), and all such Purchase Orders are set forth on Appendix 5.  All Purchase Orders submitted by Customer before the Restatement Date for delivery between [*], 2017 and [*], 2017 shall be superseded by Purchase Order for 2017 Batches submitted by Customer pursuant to Section 5.1(a).

(d) No Other Commitment. The Purchase Orders required by Sections 5.1(a) and (b) shall fully satisfy Customer’s commitment to purchase the Product under this Agreement and Customer shall have no obligations to order and purchase additional Batches from CMC.

Orders

5.2

Each Purchase Order shall be in the form agreed upon by CMC and Customer under the Original CSA.  No terms contained in any Purchase Order, order acknowledgment or similar document shall be construed to amend or modify the terms of this Agreement and in the event of any conflict, this Agreement shall prevail and control, unless the Parties otherwise expressly agree in writing by making reference to both this Agreement and the alternative terms.

5.3

Within [*] Calendar Days after receiving each such Purchase Order, CMC shall confirm receipt and its acceptance of the Purchase Order, provided that CMC shall not reject any Purchase Order consistent with Section 5.1.  Except as provided in Section 5.1(b), upon such acceptance, such Purchase Order shall become a “Firm Order.”  Except as provided in Section 5.1(b), all Firm Orders shall be binding upon Customer and CMC and may not be revoked, adjusted or delayed by either Party without the express written consent of the other Party.

5.4

Notwithstanding anything to the contrary herein, CMC may, in response to Customer's written request, elect to manufacture additional Batches of Product for a Calendar Quarter beyond the quantity allocated in a Purchase Order for that same Calendar Quarter ("Exceptional Batches").  CMC's obligation to manufacture Exceptional Batches shall only arise upon CMC's written acceptance whereby the Exceptional Batches accepted by CMC shall be deemed part of the Purchase Order placed for the relevant Calendar Quarter(s).  The obligation to manufacture Exceptional Batches shall not alter any other obligations of the Parties herein.

5.5	CMC shall be obligated to manufacture the quantity of Batches in any Firm Order and shall use the Standard to meet the Timeline for delivery of those Batches subject to the provisions of Section 4.1.
5.6	CMC shall use the Firm Orders to plan for and, as appropriate, reserve Slots in its cGMP manufacturing suite for those Batches to be manufactured according to the then current Timeline.

Commercial Supply Agreement	19

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Failure to Supply

5.7

Should CMC, when subject to a Firm Order, become aware that it will be unable to meet the Timeline for delivery of a Batch of Product or to manufacture a Batch of Product in accordance with such Firm Order, then CMC shall as soon as reasonably practicable notify Customer of such circumstances and explain what efforts CMC is taking to address such delay.  If Customer agrees that CMC is actually unable to supply Batch(es) of Product in accordance with such Firm Orders ("Supply Failure") then the following shall apply, without limiting Customer’s other rights under this Agreement:

5.7.1

CMC and Customer shall work collaboratively to discuss and find ways to promptly overcome the Supply Failure and re-establish supply of Product as soon as practicable in accordance with the contractual obligations of such Firm Orders.

5.8

Gross Margin and Next Gen Improvements.  [*]  Customer recognizes the need to expand the manufacturing capacity for the Product [*].  The Parties contemplates an agreement whereby CMC would manufacture [*] Batches per year using Next Gen Improvements for a period of [*] starting [*].  Upon the receipt of FDA approval of the PF2 BLA, Customer and CMC shall enter into good faith negotiation for a period of up to [*] days towards entering into a definitive agreement for CMC to manufacture the Product using Next Gen Improvements (the “Gen 2 Agreement”).  If the Parties do not enter into the Gen 2 Agreement by the end of such negotiation period, neither Party shall have any rights or obligations with respect to the purchase or sale of Products made with the Next Gen Improvements under this Agreement.

6.	PACKAGING, DELIVERY, STORAGE AND EXAMINATION

Packaging

6.1

All Cell Lines, Product and perishable Deliverables to be delivered shall be packaged by CMC in accordance with its applicable packaging SOPs, Master Batch Records, Commercial Quality Agreement, Regulatory Obligations and Work Documents.

Delivery

6.2

CMC shall provide Customer with advance notice of the anticipated date of CMC Release and, in any event, shall provide at least [*] advance notice of the date CMC is to Release Product to Customer or Customer's shipping company.

6.3

Except as set out in Section 6.5 or in the Specifications or a Work Document, all Product that CMC manufactures pursuant to this Agreement shall be released by CMC in accordance with the Commercial Quality Agreement at CMC's Facilities at 9:00am on the date specified on CMC's notification to Customer that the Deliverables are available for collection.

6.4

CMC shall not be responsible for or have an obligation to clear for export or import any Deliverables that CMC (or its sub-contractors) generates or manufactures pursuant to this Agreement. All Product manufactured under this Agreement, if CMC Released, shall be made available to Customer within [*] after the completion of the last manufacture step, unless there is a deviation from conformance or Release For Further Processing as described in Section 6.6.

Commercial Supply Agreement	20

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

6.5

CMC shall deliver [*] to Customer by mail or electronic mail to the address provided by Customer within [*] days after the CMC Release of the applicable Batch of the Product.  Customer shall have the right to rely on such data, results and Drug History Records in its acceptance of the Batch and shall not be required to conduct independent testing to verify the accuracy thereof.

Release For Further Processing

6.6

Subject to Regulatory Obligations and cGMP compliance, Customer may, by written notice, request that CMC Delivers Product to Customer prior to CMC issuing a Certificate of Analysis (“Release For Further Processing”).  Any Product that is the subject of Release For Further Processing shall until the applicable [*]:

[*].

Shipping Directions

6.7	CMC shall deliver Product to Customer [*] (Incoterms 2010) – CMC Biologics’s loading dock, 220th St SE, Bothell, WA 98021, USA.

Storage and Transport

6.8

Where Customer elects to have a shipping company or other agent ("Shipping Company") collect and transport the Product upon CMC Release, Customer shall, prior to the collection of the Product, inform CMC of its designated Shipping Company. Customer shall coordinate with such Shipping Company for the shipment of the Product and CMC shall not be responsible for any shipping costs of the Shipping Company. The Customer shall ensure that the Product is stored and transported in accordance with the Shipping Guidelines.

6.9

Customer shall elect by providing CMC with written notification of the method of delivery, which delivery shall occur within [*] after the date of release and shall consist of one of the following (the “Delivery”): (a) collection at any time during normal business hours on Business Days or such other time as may be agreed by the Parties; or (b) storage of the Deliverables at CMC’s facility for a period of [*] after Delivery on behalf of Customer.  Title to the Deliverables shall transfer to the Customer [*].  Storage of Deliverables at CMC’s premises after Delivery shall be at CMC’s sole risk and liability and CMC shall be responsible for damage to the Deliverables to the extent any damage is caused during such storage solely by an act or omission of CMC.  If Deliverables have not been collected by Customer or Customer's shipping company [*] after Delivery (or [*] after receipt of the [*] required to be delivered to Customer under Section 6.5, if later), CMC shall notify Customer of the outstanding collection and any subsequent storage at CMC on behalf of Customer shall be at a cost to Customer of [*] which includes all costs required to insure and take due care of the stored Deliverables.

6.10

Customer may, prior to their Delivery, request that CMC arranges for preparation of Deliverables and storage prior to the Deliverables being transported to a location specified by Customer ("Alternative Site") subsequent to their Delivery. Where CMC agrees to such a request:

6.10.1	Customer shall provide CMC with all of the necessary export and import clearances, consents, permits and licenses to allow CMC to arrange transport of the Deliverables to the Alternative Site; and,
6.10.2	storage organized by CMC shall be at the CMC’s sole cost, risk and liability; and,

Commercial Supply Agreement	21

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

6.10.3	CMC shall, in the Customer's name and at the Customer's cost, insure the Deliverables until such time as they are transported to the Alternative Site.
6.11

If Customer shall or intends to examine or test Deliverables and wishes to reserve its right to make a claim against CMC under this Section 6 in respect of defective Deliverables, Customer undertakes to ensure that the Deliverables since collection from CMC's Facility or transport to the Alternative Site are always stored and transported in accordance with the Shipping Guidelines.

Examination of Deliverables for Defects etc.

6.12

Following their Delivery, Customer shall promptly examine and test the Deliverables for any defect or non-conformity, including: (a) in the case of Product or BDS non-conformity with the Specifications and cGMP standards which Deliverables are specified to meet; and/or (b) in the case of services Deliverables, whether such Deliverables met the requirement set forth in the applicable Work Order (in the event of the CRL Deliverable and the Next Gen Deliverable, the requirements set forth in Appendices 8 and 9) (a “Defect” or “Defective”).  Where any alleged Defect is identified, Customer shall notify CMC by written notice (“Defect Notice”) within [*] of Customer’s or its agent’s receipt of the last of the Deliverables for applicable Batch (or in the case of CRL Deliverables, within [*]).  If Customer identifies a Latent Defect in a particular Batch within [*] after the Product from such Batch is first [*], Customer shall send CMC a Defect Notice with respect to such Latent Defect.

6.13

A Defect Notice must identify (i) the Deliverable and, in the case of Product, the Batch from which the Product was derived, (ii) the date(s) of Delivery and collection (or where the Deliverables are transported to the Alternative Site the date received at the Alternative Site), (iii) reasonable detail, including test results, of the Defect, (iv) where applicable full disclosure of the methodology of all analytical tests performed on the Deliverables and the results of those tests, and (v) confirmation that the Deliverables have been stored and transported in accordance with the applicable Shipping Guidelines while in Customer’s possession.  Customer shall arrange with CMC to return the Deliverables which are the subject of the Defect Notice in accordance with the Shipping Guidelines to CMC within [*] of notification.  If a Defect in any Deliverable is not notified to CMC in accordance with the provisions and time limits stipulated in Sections 6.12 and 6.13 the Deliverable shall be deemed accepted and free of Defect and Customer shall have no further remedy against CMC in respect of that Deliverable.

6.14

Upon receipt of the Defect Notice CMC shall promptly investigate whether or not the Defect is due to CMC’s negligence or failure to comply with its obligations hereunder and shall report to Customer within [*] of receipt of the Defect Notice (or in the case of CRL Deliverables, within [*]) whether it accepts responsibility for the Defect in full, in part or not or not at all.

Commercial Supply Agreement	22

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Consequences of Defective Deliverable; [*]

6.15

[*] for any Defective Deliverable hereunder, if a Defective Deliverable is solely due to CMC’s fault and not as a result of any Customer action or inaction, CMC shall replace the Defective Deliverables.  If the Parties cannot agree on the cause of the Defective Product for a period of [*] after beginning discussions, then such dispute shall be determined by a mutually-agreed upon independent laboratory in accordance with the procedures in Section 6.16 hereto.  CMC shall not rework or reprocess any Product.  CMC shall, using its reasonable endeavours and as soon as reasonably practicable, having regard to its other obligations and commercial commitments to third parties in the timing of such replacement, replace such Defective Deliverables. However, manufacturing for replacement of Defective Deliverables shall be initiated [*] if outside of a Campaign or [*] if it occurs during a Campaign.  [*]

6.16

If there is a dispute regarding whether or not a Deliverable is Defective ("Disputed Deliverable"), then (a) analysts from both parties will directly communicate to determine the Parties' respective methods of analysis are the same and are being executed in the same manner, and to attempt to determine whether any non-compliance may have been caused during the shipment of the sample from CMC's Facility, and (b) carefully controlled and split samples as agreed should be sent from one site to another for testing in an attempt to reach agreement (which may involve Customer sending a representative and a sample of the Disputed Deliverable to CMC, and the parties conducting jointly agreed upon tests on the Customer sample of the Disputed Deliverable and a sample of the Disputed Deliverable retained by CMC).  The parties will use good faith efforts for a period of [*] after completing such tests to resolve whether the Disputed Deliverable is Defective due to CMC's failure to manufacture in accordance with this Agreement.  In the event the parties cannot resolve their dispute in the manner described, a mutually agreed-upon independent laboratory shall be asked to test the Disputed Deliverable.  The costs of such independent laboratory shall be borne by the parties equally; provided, however, the Party that is determined to be incorrect in the dispute shall be responsible for all such reasonable costs and shall reimburse the correct Party for its share of such reasonable costs incurred.  The decision of such independent laboratory shall be in writing and shall be binding on both CMC and Customer.  With respect to all Product that Customer properly rejects, Customer shall destroy all remaining unused Product as soon as possible after CMC’s request.  In no event may Customer use any of the rejected Product for any human clinical testing or trials after it becomes aware of the basis for such rejection, and Customer shall indemnify CMC for all liabilities, costs and damages incurred by CMC resulting from Customer’s breach of this limitation on use.

7.	BATCH PRICE, PAYMENT TERMS AND RESERVATION PAYMENTS

Batch Price

7.1

The Batch Price in Appendix Two is stipulated to be in U.S. Dollars and is exclusive of all taxes, duties, or other fees of whatever nature imposed by or under the authority of any State, government or public authority (other than taxes on CMC’s income), or any cost of resins or shipping and associated costs that CMC incurs to provide the Services, which Customer agrees to pay in addition to the Batch Price; provided, however, that the Batch Price includes costs for Raw Materials.

7.2	Batch Price stipulated in Appendix Two shall be adjusted for Batch yield outside of the Batch Yield Range in accordance with the methodology set forth in Appendix Three.

Commercial Supply Agreement	23

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

7.3	If there are any material and unforeseen changes in cGMP or manufacturing regulations promulgated pursuant to enabling legislation under a statute that:
7.3.1	are specific to the Product and not of general requirement for biologics contract manufacturing services; or
7.3.2	which result [*] under this Agreement [*] other than [*],

then the Parties shall in good faith discuss ways to continue the Services overcoming any such [*].  If no agreement can be reached after [*] of good faith negotiations, then [*] may terminate this Agreement with [*] prior written notice, in which event CMC shall (i) have the right to complete any Batch that is in progress, which shall be purchased by Customer in accordance with the terms of this Agreement at the applicable Batch Price, and any other Batches covered by pending Firm Orders will be deemed terminated; (ii) transfer to Customer CMC's remaining Raw Materials that were purchased for Batches within [*] of commencement of manufacturing or thereafter, for which Customer will reimburse CMC at cost (provided that, if requested by Customer, [*], and [*] or [*]); and (iii) [*].

Invoicing & Payment Terms

7.4

All invoices will be raised in U.S. dollars and Customer agrees to pay all sums due hereunder in U.S. dollars, in accordance with the invoice and payment schedule set forth in Appendix Two, subject to Customer’s right to dispute any invoice as set forth in Section 7.8. Any invoice submitted by CMC to Customer prior to the applicable date as set forth in Appendix Two shall be deemed invalid and no payment (or late payment interest charge) shall be due on such invalid invoice.

7.5	CMC will issue invoices in accordance with the provisions of Appendix Two.
7.6	All invoices shall be paid by wire transfer to the following account:

ACCOUNT DETAILS:

BANK: [*]

ROUTING & TRANSIT#: [*]

CREDIT ACCOUNT#: [*]

BENEFICIARY:  CMC ICOS Biologics, Inc.

ADDRESS: [*]

Unless expressly stated on an invoice to the contrary, and except for credits set forth in this Agreement (to the extent such credits are not already reflected in the invoice), all invoices are issued net and will be paid in full without any deductions, deferment or set off by Customer within [*] Calendar Days of receipt by Customer, subject to Customer’s right to dispute any invoice pursuant to Section 7.8 and Section 7.10 below.

7.7

Raw Material costs for resins will be invoiced to Customer on an item by item basis and will be reconciled in a timely manner, but at least once per quarter. [*] and Customer shall have no additional payment obligations with respect to such other Raw Material costs.

Commercial Supply Agreement	24

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

7.8

All invoice disputes will be notified by Customer to CMC in writing before the due date of the invoice in question.  If CMC agrees with such dispute, it shall reissue the invoice with the corresponding adjustment and Customer shall pay such invoice within [*] days after its receipt.  If CMC disagrees with such dispute, then the matter shall be resolved in accordance with the dispute resolution mechanism set forth in Article 17.

7.9	All shipping costs for samples, and not for Batches, will be charged with a flat fee of [*] for domestic shipping destinations and [*] for international shipping destinations.

Pre-Payments

7.10

(a) As of August 31, 2016, CMC has received from Portola Prepayment Fees and Reservation Fees and has issued credits to Portola pursuant to the Agreement in an amount equal to thirty-three million seven hundred thousand dollars ($33,700,000), all of which amount constitutes the “Remaining Pre-payment” under the Agreement as of such date.  Between August 31, 2016 and the Restatement Date, CMC has performed certain manufacturing and other Services for the 2016 Batches, all as described in the outstanding invoices attached hereto as Appendix 7 (the “Outstanding Invoices”).   The Parties acknowledge and agree that Portola has paid in full all invoices issued prior to the Restatement Date, other than the Outstanding Invoices.

(b) Application of Remaining Pre-Payment.

(i)	Batch Credit in the Amount of $[*]. Customer shall have the right to apply $[*] of the Remaining Pre-Payment to:

(A) amounts owed to CMC for the 2016 Batches; and

(B) amounts owed to CMC for up to [*] 2017 Batches to be ordered pursuant to Section 5.1.

(ii)

CRL Services and Next Gen Improvement Services Related Payments in the Amount of $[*].  Upon the occurrence of both (A) the successful delivery by CMC of all deliverables required to be provided by CMC in response to the Complete Response Letter received by Portola from the FDA on August 17 2016 in order for the PF2 BLA to be ready for resubmission to the FDA according to the agreed to timeline all of which deliverables are set forth in the Work Documents attached hereto as Appendix 8 (the “CRL Deliverables”, and the Services related to the delivery of such CRL Deliverables being the “CRL Services”), and (B) the successful completion by CMC of all Services related to the Next Gen Improvements and the delivery of all Deliverables as set forth in Appendix 9, in each case according to the agreed to timeline set forth in the Work Document attached hereto as Appendix 9 (such Services, the “Next Gen Improvement Services” and such Deliverables, the “Next Gen Deliverables”), CMC will be entitled to a non-refundable fee of [*], and Portola shall have the right to apply [*] of the Remaining Pre-payment to the payment of such fee, which shall constitute payment in full for such CRL Services, CRL Deliverables, Next Gen Improvement Services and Next Gen Deliverables.  All timelines set forth in Appendix 8 and Appendix 9 shall be extended [*].

Commercial Supply Agreement	25

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

(iii)	Remaining amount of $[*]. The Parties agree that $[*] of the Remaining Pre-payment shall be applied as follows:
(1)

Upon the earlier to occur of (A) receipt of FDA approval of the PF2 BLA and (B) the Non-Fault Date, CMC will be entitled to a non-refundable fee of [*]. The “Non-Fault Date” shall occur on the date that is [*] following the date that CMC certifies (by an executive level officer) to Portola in writing that CMC has completed the successful delivery of the CRL Deliverables, if on such [*] date, Portola has not received the FDA approval of the PF2 BLA primarily due to [*], and Portola shall have the right to apply [*] of the Remaining Pre-payment to the payment of such fee.

(2)

CMC hereby grants to Portola a non-refundable credit in the amount of [*] of the Remaining Pre-payment which may be applied by Portola against [*] and any development or other Services to be performed by CMC [*] that do not constitute CRL Services or Next Gen Improvement Services.  Any portion of such credit that is not applied by Portola by such date shall be [*].

(c) Refund of Remaining Pre-Payment.

(i)

In the event that CMC does not meet either of the criteria set forth in Section 7.10(b)(ii) above by the applicable timeline (as such timeline may be extended as provided above) [*] pursuant to this Agreement and the Work Documents attached hereto as Appendix 8 and Appendix 9 (a “CMC Timeline Failure”) and Portola is unable to [*] according to the agreed to timeline [*], CMC shall refund to Portola [*] upon the first expiration of such unmet timeline (as such timeline may be extended as provided above), and [*] of the Remaining Pre-payment shall be [*].

(ii)	In the event that neither the FDA approval of the PF2 BLA nor the Non-Fault Date occurs, CMC shall refund to Portola [*] upon the later of such non-occurrence.
(iii)	If the Parties dispute whether any Remaining Pre-Payment should be refunded under this Section 7.10(c), such dispute shall be resolved in accordance with Section 17.
(e)

The obligations of Portola to apply the Remaining Prepayment under Section 7.10(b)(ii) shall constitute the entire payment obligation of Portola to CMC with respect to the CRL Services, the Next Gen Improvement Services, the CRL Deliverables and the Next Gen Deliverables under the Original CSA, the Binding Term Sheet and this Agreement.

(f)	In the event of a breach of this Agreement by either Party, the provisions of this Section 7.10 shall not be exclusive of any rights or remedies available to either Party under this Agreement.
(g)	Portola shall not have a right to any refund of the remaining pre-payment or to apply the Remaining Pre-Payment except as set forth above.

Commercial Supply Agreement	26

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Late Payments

7.11

If an invoice is not settled by Customer in full in accordance with this Agreement and after providing the Customer with [*] days prior written notice to settle such invoice, CMC may charge Customer, which Customer will pay, interest at a rate of the lesser of (i) [*] per month, or (ii) the maximum rate allowable by applicable law, on the undisputed sums overdue on a compounded basis until payment is received in full.

7.11.1

If Customer disputes an invoice or part thereof then Customer shall notify CMC in writing stating the basis of the dispute.  Customer and CMC will in good faith work towards resolving the dispute in no more than [*] days.  If a resolution cannot be agreed, then the executive sponsor from CMC and Customer will be given [*] days to resolve.

7.11.2

In the event that undisputed and unpaid amounts exceed [*], CMC may suspend the performance of the Services.  CMC will give [*] Business Days’ prior written notice to Customer before suspending such performance.  While performance is suspended, CMC shall have no liability to Customer for such suspension or delay in the Timeline and the Batch Price for any Batches that are the subject of a Firm Order which are delayed or cancelled as a result of the suspension shall become due and payable by Customer.

Payments due to Customer

7.12	Where any payment, credit or refund is properly due to the Customer under this Agreement, the Customer can elect to:
7.12.1	have that amount paid by CMC to an account designated by Customer on [*] days notice; or
7.12.2	have that amount set-off against any further amount payable by the Customer under this Agreement or any future agreement the Parties enter into.
7.13

Where Customer elects to have an amount set-off against any further amount payable by the Customer under this Agreement and, subsequent to that credit, the Customer remains entitled to a payment, credit or refund, CMC shall pay that amount to the Customer within [*] Business Days of the Customer requesting CMC payment of that amount.

7.14	Work Statement. Customer shall pay CMC for the Services performed under the Work Statement in accordance with the payment amount and schedule set forth therein.
8.	CUSTOMER AUDITS, REGULATORY INSPECTIONS & MATTERS

Customer Audits

8.1

Customer shall be entitled, [*], to conduct one quality audit and one financial audit (a "Customer Audit") of CMC’s facility [*] in respect of Product manufacture, CMC’s financial statements and records relevant to the financial statements provided under Section 4.16 and CMC’s compliance with this Agreement.  A Customer Audit shall be arranged upon no less than [*] Business Days’ notice. Such audit can include review of supporting information used to invoice Customer for costs not covered by the Batch Price.

Commercial Supply Agreement	27

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

8.2	Additional Customer Audits may be conducted:
8.2.1	other than in accordance with Section 8.1 on no less than [*] Business Days’ notice subject to CMC's consent and at a cost of [*]; and
8.2.2

for cause audits shall be accommodated at the request of Customer as soon as reasonably practicable for CMC without additional cost to Customer, including each time the performance of the Services has encountered a serious and material difficulty, failure or obstacle.

8.3

A Customer Audit shall last no longer than [*] Business Days and may only be conducted during regular business hours. A maximum of [*] named employees or consultants of Customer (the “Auditors”) on any given day, all of whom must be subject to an enforceable confidentiality agreement with CMC no less stringent than the confidentiality obligations hereunder, may attend the Audit. During the Audit, the Auditors may enter those permitted areas of CMC’s facility concerned with the Services for the sole purpose of observing and inspecting the performance of the Services and those records of CMC specific to or otherwise relevant for the Services (including qualification systems, HVAC systems, Utilities and environmental monitoring, water systems and environmental monitoring) or CMC’s financial statements and records relevant to the financial statements provided under Section 4.16, subject to the following:

8.3.1	the Auditors will obey and adhere to the rules and regulations in place at CMC concerning health and safety, cGMP and customer confidentiality;
8.3.2	the Auditors may not enter any prohibited parts of the facility;
8.3.3	Customer indemnifying CMC for the Auditor's actions or omissions in accordance with Section 12.
8.4

Customer will itself and shall procure that its Auditors will not take advantage of or use any information obtained or observed (by error or otherwise) during a Customer Audit which does not relate to the Services.

8.5	Customer may elect, at Customer’s expense, to have up to [*] persons in plant ("PIP") during the performance of the Services, [*]:
8.5.1

the PIPs [*] will obey and adhere to all rules, regulations and directions of CMC during their attendance at the CMC Facility including, but not limited to those concerning health and safety, the agreed procedure between the parties for PIP interaction, cGMP and customer confidentiality and such PIP only have access to those areas of the CMC Facility actually concerned with the Services where acceptable under applicable laws and cGMP.

8.5.2	CMC will not unreasonably restrict access to the PIPs.

Commercial Supply Agreement	28

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Regulatory Inspections

8.6

CMC shall permit, upon reasonable notice and during reasonable times, a competent governmental or regulatory authority body to enter those areas of CMC’s premises concerned with the Services for the sole purpose of observing and inspecting the performance of the cGMP Services and those records of CMC specific to the cGMP Services.  Such inspections are subject to:

8.6.1	the individuals representing such governmental or regulatory authority body obeying and adhering to the rules and regulations in place at CMC concerning health and safety, cGMP and confidentiality;
8.6.2

CMC being entitled to charge Customer for such for work associated to such visits at an hourly rate of [*] in the event such audit is requested by Customer and not required by any governmental or regulatory authority body.

8.7

During any Regulatory Inspections CMC shall provide reasonable assistance as requested by the relevant government or regulatory authority and shall promptly permit access to and (at Customer’s expense) copy and verify records and reports in CMC’s possession, custody or control relating to the Services.

8.8

CMC shall notify Customer in writing any other regulatory inspection, audit or inquiry of CMC that relates to the performance of its obligations under this Agreement.  Customer shall have the right to participates in such inspection, audit or inquiry and CMC shall provide Customer with a complete copy of any documentation, correspondence, finding and/or report in connection with such inspection, audit or inquiry (in advance for Customer’s review and approval if to be provided by CMC to governmental or regulatory authority body).

Regulatory Filings and Standards

8.9

During the preparation for filing with any regulatory authority of any documentation which is or is equivalent to the regulatory authority’s Chemistry and Manufacturing Controls (“Authority Submission”) portion of applicable approval application, including any New Drug Application, Abbreviated New Drug Application (ANDA), Marketing Approval Application (MAA) or other approval, as the case may be, Customer shall provide CMC with a copy of the relevant Authority Submission portion as well as all supporting documents which have been relied upon to prepare the Authority Submission portion so as to permit CMC to verify that the Authority Submission portion accurately describes the work that CMC has performed and the manufacturing processes that CMC will perform pursuant to this Agreement. CMC shall provide Customer with its comments within [*] Business Days from receipt of the documents.  If Customer does not receive CMC’s comments within said [*] Business Day period it shall be deemed that the Authority Submission portion accurately describes the work that CMC has performed and the Process that CMC will use for the manufacture of the Product.  Customer (and, with prior notice to CMC, any of its designees) shall have the right of reference to any master files maintained by or on behalf of CMC in connection with the manufacturing and storage of the Product.

8.10

For clarity, the Parties agree that in reviewing the documents referred to in Section 8.9 above, CMC’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by CMC.  As such, CMC shall not assume responsibility or liability for the accuracy of the filings with regulatory authorities other than for information provided by CMC in writing and intended for inclusion in regulatory filings.

Commercial Supply Agreement	29

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

The sole responsibility of the preparation and filing of all regulatory documents with the regulatory authorities shall be borne by Customer.
8.11

Customer shall provide to CMC all documents reasonably necessary or requested by CMC relating to any regulatory authority’s pre-approval inspection of CMC’s Facility, including but not limited to, development reports, Chemistry and Manufacturing Controls documentation and stability data, subject to Customer being able to legally provide such documents to CMC.  In the event any section of any documents to be filed with any Regulatory Authority that incorporate data generated by CMC, at Customer’s request, CMC shall cooperate with Customer to draft and review such section and Customer shall provide CMC with a copy of such section incorporating such data sufficiently in advance so as to permit CMC to verify the accuracy and regulatory validity of such section as it relates to the CMC-generated data.

9.	WARRANTIES

Customer Warranties

9.1	Customer warrants and represents to CMC that:
9.1.1

it has the right to supply and deliver to CMC the Customer Materials (including the Cell Line provided by or on behalf of Customer where applicable) and the Customer Intellectual Property Rights and CMC has the right to use the same for the Services and the manufacture of Product on behalf of Customer hereunder.

9.1.2

to the best of its knowledge the Materials and Safety Data Sheet for the BDS and Cell Line is accurate and the Cell Line provided by or on behalf of Customer and any Customer Materials are free from contaminants as set forth in the applicable Specifications and if handled and used in accordance with the recommendations and guidelines in the Materials and Safety Data Sheet supplied by Customer will not cause a health hazard or biohazard;

9.1.3

to the best of its knowledge the use of any of the Cell Line, Customer Materials, Customer Intellectual Property Rights, and the Process and  the manufacture of Product in accordance with this Agreement does not infringe any Intellectual Property rights of third parties;

9.1.4	the license of Customer Intellectual Property Rights to CMC for the Services is lawfully granted; and
9.1.5

to the best of its knowledge the Cell Line and Process provided by or on behalf of the Customer and Customer Materials are viable, adequate and suitable for the effective performance of the Services and manufacture of Product according to Specification and it knows of no reason (suspected or otherwise) why the Objective cannot be achieved or the Services successfully performed and the information supplied to CMC regarding the Cell Line provided by or on behalf of the Customer and Process is full and true;

CMC Warranties

9.2	CMC warrants and represents to Customer that:
9.2.1	to the best of CMC's knowledge it has the necessary permits, facilities, third party contractors and skilled personnel that may be reasonably anticipated to be

Commercial Supply Agreement	30

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

necessary of a biologics contract manufacturer for the regular provision of manufacturing and development services of biologic material and required for performance of the Services in accordance with this Agreement;

9.2.2

all Deliverables shall be delivered free of encumbrances or liens but for the avoidance of doubt no warranty is given in this Section 9.2.2 in respect (i) non-infringement of third party Intellectual Property Rights, or (ii) freedom to use;

9.2.3

to the best of its knowledge, the CMC Intellectual Property Rights used in the Services do not infringe third party Intellectual Property rights except that no warranty is given to the extent that infringement arises due to the use of the Cell Line, Process, Customer Materials and Customer Intellectual Property Rights;

9.2.4	where stages are to be performed according to cGMP, CMC shall apply the appropriate cGMP standards to the performance of those stages; and
9.2.5

where Product is released with a Certificate of Analysis by CMC, the Product at the time of release shall comply with the criteria specified in that Certificate of Analysis as at Delivery and the Specification.

Mutual Warranties

9.3	Each Party warrants and represents to the other that:
9.3.1	it has the corporate authority to execute this Agreement;
9.3.2	it shall obtain and during the Term maintain in force all appropriate permits and regulatory licenses required in connection with the handling, transport and storage of the Cell Line and Product;
9.3.3

it will promptly (and within five (5) Business Days if permissible under applicable law or stock exchange rules) notify the other of any allegation of or misuse of or infringement of any third party Intellectual Property rights due to the handling, storage or use of the Cell Line, Customer Materials, Customer Intellectual Property Rights, CMC Intellectual Property Rights or manufacture of Product;

9.3.4

It is not debarred and has not and will not knowingly use in any capacity the services of any person debarred in subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992 or any comparable law of any foreign jurisdiction, as each may be amended from time to time and that each Party will notify the other immediately in the event of a change in such status known to the Party; and

9.3.5

Neither Party nor any of its Affiliates nor any member of their staff have been charged with or convicted under federal laws, or other applicable laws of the EU, for conduct relating to the development or approval, or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992 or any and all other relevant statutes, laws or regulations.

Commercial Supply Agreement	31

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Exclusion of other express and implied warranties

9.4

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

10.	CONFIDENTIAL INFORMATION
10.1

In consideration of one Party (the “Disclosing Party”) making available its Confidential Information to the other (the “Recipient Party”), the Recipient Party hereby undertakes that it shall, and shall procure that each of its Permitted Recipients, shall:

10.1.1	treat and safeguard as private and confidential all the Confidential Information;
10.1.2

use the Confidential Information only during the Term for those purposes reasonably necessary for or anticipated under this Agreement and without prejudice to the generality of the foregoing, not use any Confidential Information to obtain any commercial advantage over the Disclosing Party;

10.1.3

ensure the proper and secure storage of all Confidential Information applying standards of care reasonably expected and no less stringent than standards applied to protection of Recipient Party's own confidential information; and

10.1.4

not at any time without the Disclosing Party’s prior written consent disclose or reveal, whether directly or indirectly, any of the Confidential Information to any person whatsoever except its Permitted Recipients, and then only on a limited need to know basis, who shall be informed by it of the confidential nature of the Confidential Information and of the confidentiality terms of this Agreement and for whom it hereby accepts full responsibility in the event that any such person shall breach the duty of confidence imposed upon them;

10.2	The obligations in this Agreement regarding Confidential Information do not apply to information:
10.2.1

which, at the time of its disclosure by the Disclosing Party, was available to the public and could be obtained without reference to the Confidential Information by any person with no more than reasonable diligence;

10.2.2

which becomes generally available to the public after such disclosure otherwise than by reason of a breach of any of the undertakings in this Agreement or any breaches of confidence by the Recipient Party or its Permitted Recipients;

10.2.3	which is, at the time of such disclosure and as evidenced by the Recipient Party's written records, lawfully already within its possession; or
10.2.4

to the extent that the Recipient Party or any of its Permitted Recipients is compelled to disclose the Confidential Information by law or by any stock exchange or other regulatory authority having jurisdiction over it or them.

Commercial Supply Agreement	32

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

10.3

Other than the limited and restricted rights of use set out in this Section 10 nothing in this Agreement intends to or has the effect of granting any right, title, license or interest in or to the Recipient Party or Permitted Recipients in respect of the Disclosing Party's Confidential Information.

10.4

If the Recipient Party or any of its Permitted Recipients becomes aware of any misuse of the Confidential Information, compelled to disclose any Confidential Information in the circumstances described in Section 10.2.4 of this Agreement or a breach or threatened breach of this Section 10 occurs or becomes apparent, the Recipient Party shall inform the Disclosing Party in writing of such obligation or fact as soon as possible after it is informed, or becomes aware, of it and if possible, before any Confidential Information is disclosed, so that (if the Disclosing Party in its absolute discretion shall see fit) a protective order or other appropriate remedy may be sought. The Recipient Party agrees to assist and co‑operate (and shall procure that each of its Permitted Recipients shall, as appropriate, assist and co-operate) in any action which the Disclosing Party may decide to take. The Recipient Party shall notify the Disclosing Party prior to each disclosure of Confidential Information if it is under any obligation which would or might compel it to disclose any Confidential Information and subsequent to such disclosure it shall not voluntarily assume any such obligation.

10.5

Except as otherwise provided for in this Agreement or otherwise required by law or administrative authorities, neither Customer nor CMC shall disclose any terms or conditions of the Agreement to any third party without the prior written consent of the other Party.

10.6

Upon termination or expiry of this Agreement or at the request of the Disclosing Party, the Recipient Party shall promptly destroy (on request) or return to the Disclosing Party any and all Confidential Information (including copies of documents, computer records and records on all other media) then in its possession or under its control except where such Confidential Information is covered under surviving license rights between the Parties. Notwithstanding the foregoing, the Parties may retain a single copy of any document contained the Disclosing Party's Confidential Information solely for the purpose of determining the scope of the obligations under this Agreement.

10.7

The Parties acknowledge that they have received Confidential Information under the Existing Agreement.  The Parties hereby agree that Confidential Information received under the Existing Agreement may be used for the purposes of performing the Services under this Agreement.

10.8

The Parties acknowledge that any breach or threatened breach of this Section 10 by the Recipient Party may cause immediate and irreparable harm to the Disclosing Party that may not be adequately compensated by damages.  Each Party therefore agrees that in the event of such breach or threatened breach by the Recipient Party, the Disclosing Party shall be entitled to obtain timely injunctive relief, without the posting of a bond or other security, as well as such further relief as may be granted by a court of competent jurisdiction.

10.9	The provisions of this Section 10 shall survive termination or expiration of the Agreement for a period of [*] years.

Commercial Supply Agreement	33

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

10.10

For the avoidance of doubt, the provisions of this Section 10 do not restrict the Customer’s right to disclose, handle or otherwise fully exploit the Deliverables after such Deliverables have been delivered to the Customer.

11.	INTELLECTUAL PROPERTY

Pre-Existing Intellectual Property

11.1

Any Intellectual Property owned by a Party or licensed by a third party to a Party as of the Original Effective Date or before the commencement of the Services (“Pre-Existing IPR”) or during the Term but independently of this Agreement (“Independent IPR”), shall remain the sole and absolute property of the Party.  Nothing in this Agreement shall act as any assignment or transfer of the Pre-Existing IPR or Independent IPR.  The Pre-Existing IPR or Independent IPR shall not be licensed to the other Party under this Agreement unless an express license is granted hereunder.

Customer's grant of Intellectual Property License for the Services

11.2

The Customer hereby grants to CMC for the Term of this Agreement a non-exclusive, royalty-free, sub-licensable solely in connection with a permissible subcontract as set forth in Section 2.5 hereto, non-transferable limited license in respect of Customer Intellectual Property Rights solely to the extent the same is required and necessary for the proper performance of the Services.  This license:

11.2.1	does not prevent the Customer from granting a license to or making any use of Customer Intellectual Property; and
11.2.2	terminates automatically upon the expiry or termination of this Agreement, whichever is the earlier.

Intellectual Property created in the course of the Services

11.3

All data, information and Intellectual Property newly generated by CMC exclusively in its performance of the Services and which [*], including improvements to Customer Intellectual Property Rights, shall be owned by Customer (“Customer IPR”).  CMC hereby assigns to Customer all of its rights and interests in and to the Customer IPR.

11.4	All Intellectual Property other than Customer IPR generated by CMC under the Services shall be owned by CMC (“CMC Services IPR”).

License to CMC IPR

11.5

CMC hereby grants to Customer a non-exclusive, general, royalty free, perpetual, irrevocable, and sub-licensable (through multiple tiers), worldwide license to use CMC Intellectual Property Rights (including without limitation CMC’s Pre-existing IPR, CMC’s Independent IPR and CMC Services IPR) to the extent that the same is necessary to (i) develop, manufacture or obtain or maintain any regulatory or governmental approval for Product, or (ii) use the Cell Line or Process (or any derivative of the Cell Line or Process)  including, without limitation, use of Process documentation or Master Batch Records, to manufacture Product.  Nothing in the foregoing shall permit Customer to make any disclosure of CMC's Confidential Information or CMC's Know-How to a third party without the express prior written consent of CMC, except for a disclosure reasonably related to its and its licensees and sublicensees’ exercise of the license granted to it in this Section 11.5. Such a disclosure shall be made in confidence unless such disclosure is not permitted to be kept confidential under relevant law, rules, or regulations or requirements of any relevant regulatory authority.  Until the later of: (a) [*]; and (b) [*], CMC shall not

Commercial Supply Agreement	34

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

use any CMC Service IPR to manufacture the Product or any biosimilar version of the Product on behalf of itself or any other entity other than Customer.

Right to file for protection

11.6

Each Party may file patent protection on any Intellectual Property it owns in accordance with Sections 11.3 or 11.4 above and the other Party shall promptly upon request co-operate at the requesting Party’s reasonable expense, with any requests to assist or enable the Party’s protection including but not limited to signing and delivering documents and other information necessary for the valid application and prosecution of any such patent.

Party’s Names & Press Release

11.7

Except as otherwise provided for in this Agreement or required by any applicable law, regulation or order of an administrative agency (including without limitation the FDA and SEC) or court of competent jurisdiction, neither Party shall use the name of the other Party or of the other Party’s Affiliates, directors, officers or employees in any advertising, news release or other without the prior consent of the other Party.

12.	INDEMNITIES AND LIABILITY

CMC’s Indemnity

12.1

Customer shall promptly indemnify and hold harmless CMC and each of its directors and officers, Testing Laboratories, and permitted subcontractors (the “CMC Parties”) against any and all third party losses, demands, claims, liabilities, damages, costs and expenses (including but not limited to, court costs and reasonable documented attorney’s fees and expenses together with any applicable taxes thereon) ("Claims") that the CMC Parties may or have suffered or incurred directly as  a result of the following:

12.1.1

any infringement or alleged infringement or breach of any third party rights including Intellectual Property rights in CMC’s use of the Cell Line, Process, Customer Intellectual Property Rights or Customer Materials in the course of the performance of the Services or manufacture of Product;

12.1.2	negligence, wilful misconduct or any breach of this Agreement or representations or warranties in this Agreement by Customer; or
12.1.3

any claims resulting from the use, handling, distribution, marketing, safety or sale of the Product or BDS including any derivative, conjugated form or formulation of the same by Customer or its Affiliates.

The foregoing indemnities shall not apply to the extent the Claims arose directly from CMC's or any of its representatives or contractors (including Testing Laboratories) negligence, breach of this Agreement, or willful misconduct or are otherwise covered by an indemnity under Section 12.2.

Commercial Supply Agreement	35

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Customer’s Indemnity

12.2

CMC shall promptly indemnify and hold harmless Customer and each of its directors and officers, employees, agents, contractors or representatives (the “Customer Parties”) against any and all third party demands, claims, liabilities, damages, costs and expenses (including but not limited to, court costs and reasonable documented attorney’s fees and expenses together with any applicable taxes thereon) ("Claims") that the Customer Parties may or have suffered or incurred directly as a result of the following:

12.2.1	a material inaccuracy in a Certificate of Analysis such that certified Product at the time of Delivery does not meet Specification when certified to meet Specification;
12.2.2

CMC’s failure to manufacture Product or BDS according to cGMP, the Process or the Specifications, including CMC’s obligation to source, handle, and test Raw Materials according to the Commercial Quality Agreement;

12.2.3	material defects, inadequacies or inefficacies in Raw Materials;
12.2.4	negligence, wilful misconduct or any breach of this Agreement or representations or warranties in this Agreement by CMC;
12.2.5

the infringement or alleged infringement or breach of any third party rights including Intellectual Property rights by CMC to the extent such infringement is due to CMC’s use of the CMC Intellectual Property Rights in the performance of the Services but excluding claims where such use is in combination with the Cell Line, Customer Materials, Process or Customer Intellectual Property Rights.

The foregoing indemnities shall not apply to the extent the Claims arose directly from the Customer or any of the Customer Parties' negligence, breach of this Agreement or wilful default or are covered by an indemnity under Section 12.1.

Indemnification Procedure

12.3	The Party (the "Indemnitee”) that intends to claim indemnification under this Section 12 shall:
12.3.1

promptly, and in any event within twenty-one (21) Calendar Days of it receiving notice of the Claim, threat or action, notify the other Party (the "Indemnitor”) in writing in general terms of any Claim, threat or action which has or has the potential to give rise to the Indemnitee seeking to rely on and claim the benefit of the indemnification together with notification of the Indemnitee's intention to rely on such indemnity, provided that, failure to give such notice shall not relieve the Indemnitor of its indemnification obligations except and only to the extent such failure actually and materially prejudices the ability of the Indemnitor to defend against such Claims;

12.3.2	not prejudice any defence to any Claim or attempt to settle or compromise such Claim;
12.3.3	shall comply with the procedure in Section 12.3.1 except that nothing shall prevent it from complying with the procedural requirement of any proceedings which have been commenced;

Commercial Supply Agreement	36

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

12.3.4

subject to its other rights and obligations and compliance with the procedures set out in this Section 12 permit the Indemnitor to have overall control of the conduct of the negotiations and the proceedings including any counterclaim;

12.3.5	cooperate as reasonably requested by the Indemnitor, at the Indemnitor's expense, in the conduct of such Claim (and any counterclaim); and
12.3.6	have the right (at its own expense) to instruct independent counsel and participate in all proceedings and negotiations whether named or not as a party in the Claim or proceedings.
12.4

Notwithstanding any other provision in this Section 12, the Indemnitor shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that adversely affects the rights or interests of any Indemnitee or imposes additional obligations (financial or otherwise) on such Indemnitee, without the prior express written consent of such Indemnitee (such consent to be at the Indemnitee's sole discretion).

12.5

In the event of a claim under Section 12.1.1 or Section 12.2.5, the Parties shall promptly and in good faith discuss ways, whether by modifications to the Services or Product, licensing or otherwise, to settle or overcome the Claim. In the event that legal proceedings are commenced by a third party, the Parties shall use their best endeavours to conduct such discussions as expeditiously as possible.  If the Parties are unable to agree to a solution to avoid the infringement within 30 days of good faith negotiations, both Parties may suspend the infringing Services without liability or penalty on either Party.

Insurance

12.6

Customer shall procure from a reputable insurance carrier commercial product liability insurance including coverage for products and completed operations with a limit of no less than [*] in the aggregate, and commercial general liability insurance with a combined singe limit of no less than [*] per occurrence and [*] in the aggregate through a combination of primary & umbrella/excess liability insurance. Customer will maintain such insurance during the Term and after expiration or termination of this Agreement for a period [*] following the Commercial Product expiration date for the last lot of Commercial Product delivered hereunder.  Upon reasonable request, Customer will deliver a certificate of insurance evidencing such coverage and an endorsement of additional insured in favour of CMC.

12.7

CMC shall maintain, at its expense comprehensive general liability insurance and workers compensation insurance, in the amount of [*] per occurrence and [*] in the aggregate, and commercial product liability insurance with a limit of no less than [*] in the aggregate.  All insurance required under this Agreement shall be maintained during the Term, and CMC shall from time to time provide copies of certificates of such insurance to Customer upon reasonable request.  Notwithstanding the preceding sentence, CMC shall be obligated to maintain product liability insurance obtained by it pursuant to this Section 12.7 during the Term and after expiration or termination of this Agreement for a period [*] following the Commercial Product expiration date for the last lot of Commercial Product delivered hereunder.

12.8	Each Party will provide the other Party with at least 30 days’ written notice prior to non-renewal, termination or modification of their respective insurance coverage as described above.

Commercial Supply Agreement	37

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

12.9

CMC shall during the term of the Agreement maintain a comprehensive general liability insurance against claims for bodily injury or property damage arising from CMC's activities in performing the Services, with such insurance companies and in such amounts as CMC customarily maintains for similar activities.

12.10

Customer shall during the term of this Agreement and for a minimum period of 10 (ten) years after the expiration or termination of this Agreement maintain a comprehensive general liability insurance covering all liability and claims arising or that may arise from the use, supply, licensing or distribution of the Product including product liability with such insurance companies and in such amounts as Customer customarily maintains for similar activities.

Limitation of Liability

12.11

The parties represent and acknowledge that they have negotiated the terms of this Agreement and have reached agreement on the terms based on their own assessment of their own risks, liabilities and rewards in connection with this Agreement and the Product in addition to having had the benefit of professional legal advice.

12.12

NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS A RESULT OF A BREACH OF THE CONFIDENTIALITY OBLIGATIONS IN SECTION 10, ITS INDEMNIFICATION OBLIGATIONS IN THIS SECTION 12, OR AS SET FORTH IN SECTION 12.13.

12.13

Nothing in this Agreement shall purport or attempt or serve to exclude or restrict any liability for (i) death or personal injury; (ii) liability for any fraud or fraudulent misrepresentation; (iii) damages available for breach of confidentiality obligations set forth in Section 10; or (iv) the indemnification obligations set forth in Sections 12.1 and 12.2. In addition, nothing in this Agreement shall purport or attempt or serve to exclude or restrict any liability for [*] or [*].

13.	PRODUCT RECALL
13.1

Subject to Section 13.3, the costs and obligations with respect to any Recall of Product and handling enquiries and contacts from any regulatory authority relating to any Recall of Product shall be the responsibility of Customer. Customer shall notify all regulatory authorities having jurisdiction over Product (whether or not the issue arose in the jurisdiction controlled by the regulatory authority) of any Recall, and shall be responsible for coordinating all necessary activities regarding the action taken.  CMC shall, at Customer’s expense, provide all reasonable assistance to Customer in connection with any Recall.  The Parties agree to keep each other advised of any Recall, the progress of undertaking any Recall, and to exchange copies of such documentation as may be reasonably required, to assure regulatory compliance with a Recall.

Commercial Supply Agreement	38

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

13.2

If either Party has reason to believe that any Product (whether the Product itself or particular Batch(es)) should be Recalled, such Party shall promptly inform the other in writing, to also include the reasons and explanations for the Recall, prior to taking any such action.  In addition, Customer shall give CMC prompt written notice of any Recalls that Customer believes were caused by or may have been caused by CMC’s failure to comply with its obligations under this Agreement.

13.3

If any Product is Recalled for safety reasons or due to a mandatory notification from a regulatory authority dictating the Recall and, in either case, such reasons are directly and solely as a result of CMC’s failure to manufacture Product in accordance with the terms of this Agreement (“Manufacturing Failure”), then CMC shall, subject to Section 12, reimburse Customer for all reasonable expenses actually and properly incurred by Customer in undertaking the Recall of those specific Products which are the subject of a Manufacturing Failure.  Such payment shall be made within forty-five (45) days of Customer providing CMC will a detailed breakdown of such costs and responses to all requests for clarification by CMC with respect thereto.  If CMC disputes that the Recall is:

13.3.1

due to safety reasons or mandatory notification from a regulatory authority dictating the Recall then the Parties shall mutually select a regulatory expert to evaluate whether the Recall was appropriate to address the safety reason or comply with the regulatory authority’s notice (as applicable); and/or

13.3.2	due to CMC’s Manufacturing Failure, then the Parties shall mutually select an independent laboratory to evaluate whether the Product is defective due to CMC’s Manufacturing Failure; and,

the evaluation(s) by the regulatory expert and/or independent laboratory shall be binding on the Parties (other than where such decision is a manifest error). If such evaluation upholds any part of CMC’s dispute then CMC shall not be responsible for any costs of the Recall.  Subject to Section 12, any payment by CMC under this Section 13.3 shall be Customer’s sole remedy for the costs of the Recall.  Nothing in this section shall serve to limit or exclude CMC’s liability for personal injury or death caused by CMC’s negligence.

14.	TERM AND TERMINATION
14.1

This Original CSA governed the relationship between the Parties from the Original Effective Date to the Restatement Date.  This Agreement shall commence on the Restatement Date  and will, subject to earlier termination in accordance with this Section 14 or otherwise, continue for a term of two (2) years after the Restatement Date (the “Term”).

Events of Termination

14.2	Either Party (“Non-Defaulting Party”) may terminate this Agreement before expiry of the Term with immediate effect upon prior written notice to the other Party (“Defaulting Party”) if:
14.2.1

the Defaulting Party fails to pay any undisputed sum payable under this Agreement within [*] Calendar Days of notice demanding payment served after expiry of the original payment term stipulated in Section 6;

14.2.2	the Defaulting Party commits a material breach of its obligations under this Agreement and (i) if the breach is capable of remedy, fails to remedy it during a

Commercial Supply Agreement	39

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

period of [*] Calendar Days starting on the date of receipt of notice from the Non-Defaulting Party generally identifying the breach and requiring it to be remedied; (ii) if the breach is CMC's breach in the manufacture or performance of a Batch, CMC fails to commence manufacture of a replacement Batch within the time period set forth in Section 6.15;

14.2.3

the Defaulting Party is (i) generally unable to pay its debts as they become due; or (ii) has an administrator appointed or administration order made against it or an order for winding-up or dissolution made (otherwise than in the course of a bona fide reorganisation previously approved in writing by the Non-Defaulting Party) or liquidator appointed and such step is not withdrawn within [*] Calendar days; or

14.2.4	any material permit or regulatory license is permanently revoked preventing the performance of the Services by the Defaulting Party.
14.3	Customer may terminate this Agreement before expiry of the Term upon prior written notice to CMC with immediate effect:
14.3.1

if the application to register Product or BDS in a major market, specifically the EU, or USA, is rejected by the regulatory authority or if the Customer otherwise discontinues the development of the Product in a major market;

14.3.2	for any other safety, efficacy or commercial reasons that lead to the discontinuation, reduction in market demand or commercial infeasibility of the Product;
14.3.3	If the gross margin of the Product is less than [*] even after the adoption of the GEN 2 Process (as set forth in Section 5.8).
14.4

In addition, either Party may also terminate this Agreement before expiry of the Term upon prior written notice to the other Party, with immediate effect, if CMC does not enter into a definitive agreement with respect to the Proposed Transaction on or before December 23, 2016, or consummate the Proposed Transaction on or before February 15, 2017, provided however, if the Proposed Transaction is consummated after February 15, 2017 and neither Party has exercised its right to terminate under this Section 14.4, such termination right shall expire upon the consummation of the Proposed Transaction.  “Proposed Transaction” shall mean a transaction in which CMC sells all of its assets and/or stock, directly or indirectly, to a Third Party.

CMC currently intends to perform the CRL Services and the Next Gen Improvement Services and the manufacturing of Line A/B Batches to support Product approval even if this Agreement is terminated pursuant to this Section 14.4, provided that acceptable financial terms are agreed between the Parties. The Parties agree to negotiate promptly and in good faith towards entering into an agreement providing for the performance by CMC of the CRL Services, the Next Gen Improvement Services and the manufacturing of Line A/B Batches to support Product approval in the event of terminate of this Agreement under this Section 14.4.  Such alternative agreement shall have a similar framework as provided in this Agreement, but with different and mutually acceptable financial terms than those set forth herein.  Such negotiation shall commence no later than January 15, 2017, with the mutual objective to complete such negotiation no later than February 15, 2017. The Parties recognize that financial terms similar to the terms set forth in this

Commercial Supply Agreement	40

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Agreement would not be acceptable to CMC in the event of any such termination of this Agreement, and seeking to improve financial terms shall not constitute a failure to negotiate in good faith.

Effect of Termination

14.5	Upon termination of this Agreement:
14.5.1

If this Agreement is terminated by either Party pursuant to Section 14.4, then the Original CSA shall be reinstated and shall become again in full force and effect, and the withdrawal of the Correspondence and the Releases set forth in Section 19 shall become null and void and of no further effect and the Parties shall be restored to their respective positions as they existed immediately prior to the date of the Binding Term Sheet for all purposes.  In all cases other than the termination of this Agreement by either Party pursuant to Section 14.4, the withdrawal of the Correspondence and the Releases set forth in Section 19 shall survive the expiry or termination of this Agreement and remain full force and effect following such expiry or termination.

14.5.2

Upon termination of this Agreement for any reason, provided the Customer has paid all undisputed sums outstanding and which are properly due under this Agreement, CMC shall, within [*] Calendar Days of:

14.5.2.1    those payments having been made; or

14.5.2.2    the date of termination of this Agreement,

(whichever is the later) provide the Customer with all Deliverables then manufactured or generated and all transferable work in progress and all Product then manufactured. For the avoidance of doubt, CMC will not transfer any other materials than the ones listed herein, including any Raw Materials. CMC shall not be obliged to transfer any materials pursuant to this Section where the Customer has not paid CMC all sums properly due within [*] Business Days of the date of termination of this Agreement.

Survival

14.6

Termination or expiry of this Agreement for whatever reason shall not affect the accrued rights of either CMC or Customer arising under or out of this Agreement and all provisions which are expressed to survive this Agreement and the provisions of Sections 1.1, 1.2, 3, 6.12-6.16, 7.3, 7.11 - 7.14, 9, 10, 11, 12, 13.3, 14.4 (second paragraph), 14.5, 14.6,  15, 16, 17, 18 and 19 (unless the Agreement is terminated by either Party pursuant to Section 14.4) shall survive termination or expiry and remain in full force and effect, and the provisions of Sections 8.1 through 8.4 shall survive for a period of [*] following termination or expiry.

15.	TECHNOLOGY TRANSFER
15.1

Upon (i) termination or during the notice period regarding termination of this Agreement or the Services other than where termination is for material breach by Customer or (ii) expiry of this Agreement, Customer may by written notice to CMC seek assistance from CMC with respect to the transfer to another manufacturer of the then-current Process solely for the purpose of manufacturing Product ("Technology Transfer").  Following CMC’s receipt of such notice, the Parties will establish, in good faith, a schedule and plan for effecting such transfer and CMC will thereafter co-operate with Customer in

Commercial Supply Agreement	41

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

implementing such plan as agreed by the Parties.  As part of the Technology Transfer CMC will make available for collection, subject to any Regulatory Obligations, all Customer Materials, Cell Line and one copy of all documentation (to the extent not previously delivered to Customer) generated pursuant to the Services up to the date of termination or expiry including the Master Batch Records, development reports and production process documentation.

15.2

The obligations on CMC in respect of the Technology Transfer shall only be exercisable by Customer within a period of [*] after the date of termination or expiry (whichever is the earlier) and CMC shall not be obliged to commit any greater human resources in the Technology Transfer than [*] FTE days. Customer shall pay, CMC's costs providing the Technology Transfer at a daily FTE rate of [*] U.S. dollars (to increase annually on the anniversary of the Original Effective Date in accordance with the agreed rate of inflation) and all other costs shall be charged [*] if not otherwise agreed.  The Customer will not, and CMC will not be obliged to, transfer any CMC Know-How pursuant to this Technology Transfer until the contract manufacturer to whom the process is transferred enters into a limited royalty-free license and confidentiality agreement acceptable to and with CMC in order to protect CMC's Know-How and Confidential Information.

16.	FORCE MAJEURE
16.1

A Party shall not be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement or the Services to the extent (excluding obligations for payment or placing Purchase Orders in accordance with this Agreement), and for so long as, such failure or delay is caused by or results from a Force Majeure Event.

Commercial Supply Agreement	42

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

16.2

A Party shall notify the other Party in writing of any force majeure event which prevents the notifying Party from performing its obligations under this Agreement.  If a force majeure situation continues for more than [*] months after such notice is served, and is adversely affecting the performance of this Agreement, each Party will have the right, on [*] Calendar days advance written notice not to expire before the [*] month period to terminate this Agreement. In the case of such termination the other Party will not have a right to any claim for damages as a result of the termination of the Agreement or non-performance of the Agreement, and CMC shall (i) have the right to complete any Batch that is in progress, which shall be purchased by Customer in accordance with the terms of this Agreement at the applicable Batch Price, and any other Batches covered by pending Firm Orders will be deemed terminated; (ii) transfer to Customer CMC's remaining Raw Materials that were purchased for Batches within [*] of commencement of manufacturing or thereafter, for which Customer will reimburse CMC at cost (provided that, if requested by Customer, CMC shall first use reasonable efforts to return such Raw Materials for a refund, and Customer will reimburse CMC for any restocking fee or difference between the cost of the Raw Materials and the total amount refunded, if any); and (iii) pay to Customer an amount equal to (a) Remaining Pre-payment plus (b) any pre-payment for Batches that CMC will not complete pursuant to subsection (i) (including the First Payment or Second Payment, as applicable).  If this Agreement is terminated by Customer for Force Majeure affecting CMC, then Customer shall account to CMC for any sums due under this Agreement in respect of obligations performed up to and including the day of the first day of the force majeure situation giving rise to the termination when CMC has been unable to perform its affected obligations or any part thereof from that date.

17.	APPLICABLE LAW, JURISDICTION AND DISPUTE RESOLUTION

Applicable Law

17.1

This construction, validity and performance of this Agreement (and any claim, dispute or matter arising under or in connection with it or its enforceability) and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of New York.

17.2

Before resorting to litigation, unless emergency relief is required by either Party when either Party shall be free to resort to litigation, the parties shall use their reasonable efforts to negotiate in good faith and settle amicably any dispute that may arise out of or relate to this Agreement (or its construction, validity or termination) (a "Dispute"). If a Dispute cannot be settled through negotiations by appropriate representatives of each of the parties, either Party may give to the other a notice in writing (a "Dispute Notice"). Within [*] days of the Dispute Notice being given the parties shall each refer the Dispute to their respective Representatives who shall meet in order to attempt to resolve the dispute. If within [*] days of the Dispute Notice the Dispute is not settled by the Representatives the Dispute shall be referred to the Parties' respective Chief Executive Officers who shall meet in order to attempt to resolve the dispute. If within [*] days of the Dispute Notice (i) the Dispute is not settled by agreement in writing between the parties or (ii) the parties have failed to discuss the Dispute or use good faith negotiations, then the Dispute shall be resolved by any federal court located in [*] in accordance with Section 17.3 below.

Commercial Supply Agreement	43

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

17.3

Any legal action or other legal proceeding relating to the Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any federal court located in [*].  Each of the Parties:

17.3.1

expressly and irrevocably consents and submits to the jurisdiction of each federal court located in [*] (and each appellate court having jurisdiction over [*]), in connection with any legal proceeding;

17.3.2

agrees that service of any process, summons, notice or document by U.S. mail addressed to it at the address set forth in Section 18.12.4 of the Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

17.3.3	agrees that each federal court located in [*], shall be deemed to be a convenient forum; and
17.3.4

agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any federal court located in [*], any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

18.	MISCELLANEOUS

Fundamental Change

18.1	CMC shall not approve or effect a Fundamental Change where [*] unless [*].
18.2	The occurrence of a Fundamental Change shall not relieve CMC of its responsibility for performance of its obligations under this Agreement. CMC must promptly:
18.2.1	notify Customer as soon as CMC is aware that a Fundamental Change has occurred or is reasonably likely to occur;
18.2.2

upon request, provide to Customer such further information and written assurances, [*] that there will be no adverse consequences to the supply of Product to Customer or the performance of CMC obligations under this Agreement resulting from the occurrence of the Fundamental Change. Without prejudice to the generality of these Sections 18.1 and 18.2.2, Customer may seek written assurances from CMC [*].

18.3	[*] shall be entitled to terminate this Agreement as a result of a Fundamental Change.
18.4	For the avoidance of doubt, a breach of Section 18.1 or 18.2, shall be deemed to be a material breach of this Agreement.

Amendment

18.5

Other than as provided for elsewhere in this Agreement in respect of the Timeline, any modification, extension or variation of this Agreement (or any document entered into pursuant to or in connection with this Agreement) shall only be valid if it is in writing and signed by or on behalf of each Party to this Agreement. No modification or variation of this Agreement shall be valid if made by e-mail.

Commercial Supply Agreement	44

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

18.6

Unless expressly so agreed, no modification or variation of this Agreement shall constitute or be construed as a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under this Agreement which have already accrued up to the date of such modification or waiver, and the rights and obligations of the Parties under this Agreement shall remain in full force and effect, except and only to the extent that they are so modified or varied.

Assignment

18.7

Except as provided in Section 18.8, a Party shall not without the prior written consent of the other Party (such consent not to be unreasonably withheld) assign at law or in equity (including by way of a charge or declaration of trust), sub-license or deal in any other manner with this Agreement or any rights under this Agreement, or sub-contract any or all of its obligations under this Agreement, or purport to do any of the same.  Any purported assignment in breach of this section shall confer no rights on the purported assignee.

18.8

Customer shall be entitled upon giving written notice to CMC to assign its rights under this Agreement to any member of Customer's Group, or in connection with the sale or exclusive license of all or substantially all of Customer’s stock or assets to which the Product relates.

18.8.1	no assignment shall relieve Customer of any of its obligations under this Agreement; and
18.8.2

any assignment shall be made on terms that the assignee acknowledges that CMC may continue to deal exclusively with Customer in respect of all matters relating to this Agreement at all times unless and until the assignee notifies CMC in writing that it is exercising its rights as assignee.

Entire Agreement

18.9

This Agreement, and the documents referred to in it, constitutes the entire Agreement and understanding of the Parties and supersedes any previous agreement between the Parties relating to the subject matter of this Agreement.   If any term of this Agreement conflicts with any term of the Commercial Quality Agreement, the conflicting term of this Agreement shall prevail.

Waiver and amendment

18.10

In no event will any delay, failure or omission (in whole or in part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law, be deemed to be or construed as a waiver of that or any other right, power, privilege, claim or remedy in respect of the circumstances in question, or operate so as to bar the enforcement of that, or any other right, power, privilege, claim or remedy, in any other instance at any time or times subsequently.

Commercial Supply Agreement	45

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Severability

18.11

If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect. The Parties agree, in the circumstances referred to in this section to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision. The obligations of the Parties under any invalid or unenforceable provision of this Agreement shall be suspended while an attempt at such substitution is made.

Notices

18.12

Any notice or other communication given or made under this Agreement shall be in writing and in English and signed by or on behalf of the Party giving it and shall be served by hand, delivering it or sending it by facsimile (with copy by hand, post or airmail), prepaid recorded or special delivery post or prepaid international recorded airmail, to the address and for the attention of the relevant Party set out in this Section 18.12 (or as otherwise notified by that Party hereunder). Any such notice shall be deemed to have been received:

18.12.1	if hand delivered or sent by prepaid recorded or special delivery post or prepaid international recorded airmail, at the time of delivery;
18.12.2	if sent by post (other than by prepaid recorded or special delivery post), 5 (five) Business Days from the date of posting;
18.12.3	if sent by airmail (other than by prepaid international recorded airmail), 5 (five) Business Days from the date of posting; or
18.12.4	if sent by facsimile, at the time of delivery.

Provided that if deemed receipt occurs before 9.00a.m. on a Business Day the notice shall be deemed to have been received at 9.00a.m. on that day, and if deemed receipt occurs after 5.00p.m. on a Business Day, or on any day which is not a Business Day, the notice shall be deemed to have been received at 9.00a.m. on the next Business Day.

The addresses of the Parties for the purposes of this Section 18.12 are:

CMC:

CMC Icos Biologics, Inc.

22021 20TH AVENUE SE

BOTHELL, WA, USA 98021

FAX: 425-486-0300

Attention: Vice President, Business Development

Customer:

Portola Pharmaceuticals, Inc.

270 East Grand Avenue, Suite 22

South San Francisco, CA 94080

Commercial Supply Agreement	46

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Attention: Mardi Dier, Chief Financial Officer

Fax: (650) 246-7376

or such other address as may be notified in writing from time to time by the relevant Party to the other Party. Any such change to the place of service shall take effect 5 (five) Business Days after notice of the change is received or (if later) on the date (if any) specified in the notice as the date on which the change is to take place.

Counterparts

18.13

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement is not effective until each Party has executed at least one counterpart.

No partnership or agency

18.14

Nothing in this Agreement is intended to or shall operate to create a partnership or joint venture of any kind between the Parties or to authorise either Party to act as agent for the other, and no Party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including but not limited to the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power). Each Party is entering into this Agreement as principal not agent, and may not enforce any of its rights under or in connection with this Agreement for the benefit of any other person.  Without limiting the foregoing, CMC shall be solely responsible for the operation of the CMC Facility, including all liabilities arising therefrom, and nothing here shall be deemed to create any property interest by Customer in the CMC Facility or make Customer the operator of the CMC Facility.

19.	Mutual Release. Subject to Section 14.5.1:
19.1	Customer hereby [*] (collectively, the “Correspondence”).
19.2

Customer hereby releases and fully discharges CMC and its Affiliates from any and all claims, counterclaims, causes of action and liabilities, including the allegations set forth in the Correspondence, that arise out of or relate to CMC’s performance or non-performance under the Original CSA prior to the Restatement Date, including but not limited to any and all claims that have been or could have been asserted or in the future could or might be asserted with respect thereto.

19.3

CMC hereby releases and fully discharges Customer and its Affiliates from any and all claims, counterclaims, causes of action and liabilities, [*] that arise out of or relate to Portola’s performance or non-performance under the Original CSA prior to the Restatement Date, including but not limited to any and all claims that have been or could have been asserted or in the future could or might be asserted with respect thereto.

19.4

Except for the sole purpose of enforcing the terms of this Agreement, nothing in this Section 19, whether or not the Agreement is consummated, will constitute or be asserted to be an admission of any kind by any of the Parties.

Commercial Supply Agreement	47

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

19.5

In connection with the foregoing mutual release, the Parties expressly waive any benefits that California Civil Code § 1542 and any other laws, legal decisions and legal principles of similar effect, whether under bankruptcy law or otherwise, might provide now or in the future, and agree that the releases described in this Section 19 extend to all released claims whether or not currently claimed or suspected by the Parties.  California Civil Code § 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

[Signature page follows]

Commercial Supply Agreement	48

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

THIS AGREEMENT has been executed by or on behalf of the Parties on the date at the top of this Agreement.

Signed on behalf of	)
CMC ICOS Biologics, Inc.	)
by	)
)
Name:	)
)
Position:	)
)
)

Signed on behalf of
Portola Pharmaceuticals, Inc.	)
)
by	)
)
Name:	)
)
Position:	)
)

Commercial Supply Agreement	49

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

LIST OF APPENDICES

Appendix One	Product Specification

Appendix Two	Batch Price

Appendix Three	Yield

Appendix Four	Batch Commitment for CMC Production by Year

Appendix Five	Work Orders In Effect As Of The Restatement Date

Appendix Six	Testing Laboratories

Appendix Seven	Outstanding invoices

Appendix Eight	CRL Deliverables

Appendix Nine	Next Gen Improvement

Appendix Ten	Performance and Compliance metrics

Commercial Supply Agreement	50

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

APPENDIX ONE

Product Specification

[*]

Commercial Supply Agreement	51

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

APPENDIX TWO

Batch Price

Subject to yield adjustment set forth in Appendix Three:

$[*] per Batch for the 2016 Batches

$[*] per Batch for all 2017 Batches and 2018 Batches.

The Batch prices set forth above (a) are subject to the adjustments for achievement of yield targets set forth in Appendix Three of this Agreement; and (b) include the cost of all Raw Materials except for resins, which shall be purchased separately by CMC to be reimbursed by Customer; and (c) are subject to credits from Remaining Prepayment as set forth in Section 7.10(b).

The Batch Price set forth above for any particular Batch shall be paid in four equal installments as follows: [*] of Batch Price invoiced upon [*] (“First Payment”); [*] of Batch Price invoiced at [*] (“Second Payment’); [*] of Batch Price invoiced at [*]; and final [*] of Batch Price invoiced at [*].  Payments are due 30 days after receipt of invoice.

Commercial Supply Agreement	52

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

APPENDIX THREE

Yield

PF2 Facility:

•    [*]

Commercial Supply Agreement	53

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

APPENDIX FOUR

Batch Commitment for CMC Production by Year

	2017	2018
Number of PF2 Batches	[*]	[*]

Commercial Supply Agreement	54

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

APPENDIX FIVE

Work Orders In Effect As Of The Restatement Date

Commercial Supply Agreement	55

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

APPENDIX SIX

Testing Laboratories

Authorized Contract Laboratories	Test Performed	Vendor Test Method Number	Address
[*]	[*]	[*]	[*]

Commercial Supply Agreement	56

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix Seven

Outstanding invoices

[*]

57

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix Eight

CRL Deliverables

[*]

58

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix Ten

Performance and Compliance metrics

[*]

59

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.